UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NIOCORP DEVELOPMENTS LTD.

(Name of Registrant as Specified in its Charter)

Not Applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NIOCORP DEVELOPMENTS LTD.

NOTICE OF MEETING

AND

MANAGEMENT INFORMATION

AND PROXY CIRCULAR

for the

Annual General Meeting of Shareholders

to be held on

March 20, 2025

The attached Notice of Meeting, Management Information and Proxy Circular and form of proxy and notes thereto for the annual general meeting of shareholders, together with the Company’s annual report to shareholders, are first being made available to shareholders of the Company on or about February 3, 2025.

NIOCORP DEVELOPMENTS LTD.

NOTICE OF MEETING

NOTICE IS HEREBY GIVEN THAT the annual general meeting of shareholders (the “Meeting”) of NioCorp Developments Ltd. (the “Company”) will be held on Thursday, March 20, 2025, at 10:00 a.m. Mountain Daylight Time (“MDT”) at 7000 S. Yosemite Street, Lower-Level Conference Room, Centennial, Colorado, 80112 for the following purposes:

1.	to receive and consider the audited financial statements of the Company for the year ended June 30, 2024, together with the auditor’s report thereon;

2.	to elect seven directors to hold office until the next annual general meeting;

3.	to appoint Deloitte & Touche LLP as auditors of the Company to hold office until the next annual general meeting and to authorize the Board of Directors to fix their remuneration through the Audit Committee;

4.	to approve, on a nonbinding, advisory basis, the compensation of the Company’s named executive officers; and

5.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Being made available along with this Notice of Meeting are (i) the Management Information and Proxy Circular; (ii) a form of proxy and notes thereto; and (iii) the Company’s annual report to shareholders (collectively, the “Meeting Materials”).

The Company’s Board of Directors has fixed January 27, 2025, as the record date for the Meeting.

If you are a registered shareholder of the Company and are unable to attend the Meeting in person, you may vote: (i) via the Internet; (ii) by calling a toll-free telephone number; or (iii) if you received your proxy materials by mail, by dating and executing the form of proxy for the Meeting and depositing it by hand delivery or by mail with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by facsimile to 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America). Instructions for telephone and Internet voting are included in the notice that the Company mailed to shareholders on or about February 3, 2025. All instructions are also listed in the form of proxy and notes thereto. Your proxy or voting instructions must be received in each case no later than 10:00 a.m. MDT on March 18, 2025, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement.

If you are a non-registered shareholder of the Company and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

The Meeting Materials are first being made available to shareholders of the Company on or about February 3, 2025.

DATED at Centennial, Colorado, this 3rd day of February, 2025.

BY ORDER OF THE BOARD OF DIRECTORS
/S/ MARK A. SMITH
MARK A. SMITH
Chief Executive Officer

Table of Contents

MANAGEMENT SOLICITATION OF PROXIES	6
INFORMATION ABOUT PROXIES	7
Solicitation of Proxies	7
Appointment of Proxyholder and Return of Proxy	7
Revocation of Proxy	8
Voting of Proxies and Exercise of Discretion by Proxyholders	8
Voting by Beneficial Shareholders	8
Securities Entitled to Vote	9
Broker Non-Votes, Abstentions and Quorum	10
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	10
PRINCIPAL SHAREHOLDERS	10
Security Ownership of Certain Beneficial Owners	12
No Hedging or Other Speculative Transactions by Employees, Officers and Directors	12
Change in Control Arrangements	13
FINANCIAL STATEMENTS	13
PARTICULARS OF MATTERS TO BE ACTED UPON	13
I – ELECTION OF DIRECTORS	13
Director Nominees	14
Arrangements between Officers and Directors	16
Family Relationships	16
Other Directorships	17
Legal Proceedings	17
Voting Procedures for the Election of Directors	17
II – APPOINTMENT OF AUDITORS	18
Change in Certifying Accountant	18
Proposal	19
Principal Accountant Fees and Services	20
Pre-approval Policies	20
Voting Procedures for Appointment of Auditor	20
III – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY PROPOSAL”)	21
CORPORATE GOVERNANCE	21
Director Independence	22
Board Meetings	23
Corporate Governance Guidelines	23
Position Descriptions	23
Orientation and Continuing Education	24
Board Committees	24

Audit Committee and Audit Committee Financial Experts	24
Relevant Education and Experience of Audit Committee Members	25
Audit Committee Report	26
Compensation Committee	27
Safety and Sustainability Committee	27
Nominating and Corporate Governance Committee	28
Assessments	29
Board of Directors Tenure	29
Ethical Business Conduct	30
Insider Trading Policy	30
Code of Business Conduct and Ethics	30
Board Role in Risk Oversight	30
Board Leadership Structure	31
Fiscal 2024 Director Compensation	31
Communications with Directors	32
EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
Fiscal 2024 Summary Compensation Table	33
Narrative Disclosure to Summary Compensation Table	34
Outstanding Equity Awards at 2024 Fiscal Year End	37
EQUITY COMPENSATION PLANS	38
Description of the 2017 Amended Long-Term Incentive Plan	38
Exchange Controls	39
Certain Canadian Federal Income Tax Considerations for U.S. Residents	39
PAY VERSUS PERFORMANCE	40
PERFORMANCE GRAPH	42
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	43
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	43
MANAGEMENT CONTRACTS	43
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	43
Related Person Transactions	43
Review, Approval or Ratification of Related Person Transactions	47
SHAREHOLDER PROPOSALS	47
DISSENTERS’ RIGHTS OF APPRAISAL	48
MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS	48
ADDITIONAL INFORMATION	48
OTHER MATERIAL FACTS	49

NIOCORP DEVELOPMENTS LTD.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

MANAGEMENT INFORMATION AND PROXY CIRCULAR

MANAGEMENT SOLICITATION OF PROXIES

This Management Information and Proxy Circular (“Information Circular”) is furnished to you, as a holder of common shares in the capital of the Company (“Common Shares”), in connection with the solicitation of proxies by management and the Board of Directors (the “Board”) of NioCorp Developments Ltd. (“we,” “us,” “our,” “NioCorp” or the “Company”) for use at the Annual General Meeting of Shareholders of the Company (the “Meeting”) to be held on Thursday, March 20, 2025, at 10:00 a.m. Mountain Daylight Time (“MDT”) at 7000 S. Yosemite Street, Lower Level Conference Room, Centennial, Colorado, 80112 and at any adjournment of the Meeting for the following purposes:

1.	to receive and consider the audited financial statements of the Company for the year ended June 30, 2024, together with the auditor’s report thereon;

2.	to elect seven directors to hold office until the next annual general meeting;

3.	to appoint Deloitte & Touche LLP (“Deloitte”) as auditors of the Company to hold office until the next annual general meeting and to authorize the Board of Directors to fix their remuneration through the Audit Committee (the “appointment of auditors proposal”);

4.	to approve, on a nonbinding, advisory basis, the compensation of our named executive officers (the “say-on-pay proposal”); and

5.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

For purposes of this Information Circular, management’s solicitation of proxies on matters subject to the vote of the shareholders shall also be deemed to be a solicitation by the Board.

It is anticipated that the Notice of Meeting, this Information Circular, our Annual Report to Shareholders and the accompanying form of proxy (collectively, the “Meeting Materials”) will be first made available to shareholders on or about February 3, 2025. Unless otherwise stated, the information contained in this Information Circular is given as of January 30, 2025.

The principal executive office of the Company is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112. The registered and records office of the Company is located at 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia V6E 4E5 (ATTN: Blake, Cassels & Graydon LLP).

All references to currency in this Information Circular are in United States dollars, unless otherwise indicated.

Information regarding the proxies being solicited in connection with the Meeting is set out in the section below under the heading “Information about Proxies.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 20, 2025:

For this Meeting, the Company is utilizing the notice-and-access method of delivery of materials to its registered shareholders and Canadian and United States beneficial shareholders as set out in National Instrument 54-101, Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) and National Instrument 51-102 Continuous Disclosure Obligations and Rule 14a-16 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is making the Meeting Materials available electronically via the Internet. The Company is mailing to shareholders a notice containing instructions on how to access and review the Meeting Materials and vote online (the “Notice of Internet Availability of Meeting Materials”). You will not receive a printed copy of the Meeting Materials in the mail unless requested. If you would like a printed copy of the Meeting Materials, follow the instructions for requesting them that are included in the Notice of Internet Availability of Meeting Materials. The Company has elected not to use the procedure known as “stratification” in relation to its use of the notice-and-access rules. Stratification occurs when a reporting issuer using the notice-and-access rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

There are two kinds of non-registered, or beneficial, shareholders – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners). In accordance with NI 54-101, the Company has elected to send the Meeting Materials indirectly to the NOBOs and to the OBOs through their intermediaries. The Company does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the Meeting Materials, and in the case of an OBO, the OBO will not receive these materials unless the OBO’s intermediary assumes the cost of delivery.

INFORMATION ABOUT PROXIES

Solicitation of Proxies

The Company will conduct its solicitation of proxies and our officers, directors and employees may, without receiving special compensation, contact shareholders by telephone, electronic means or other personal contact. We will not specifically engage employees to solicit proxies. We will pay the expenses of this solicitation; however, we do not reimburse shareholders, nominees or agents (including brokers holding shares on behalf of clients) for their costs of obtaining authorization from their principals to sign proxies. While no arrangements have been made to date, the Company may contract for the solicitation of proxies for the Meeting. Such arrangements would include customary fees which would be borne by the Company.

Appointment of Proxyholder and Return of Proxy

The persons named in the form of proxy for the Meeting attached hereto as Schedule A are officers of the Company and nominees of management. A shareholder has the right to appoint some other person, who need not be a shareholder, to represent such shareholder at the Meeting by inserting that other person’s name in the blank space provided on the form of proxy. If a shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote “FOR” or “WITHHOLD” with respect to each of the nominees for director listed therein and the appointment of auditors proposal, “FOR,” “AGAINST,” or “ABSTAIN” with respect to the say-on-pay proposal, or where instructions on the form of proxy are uncertain with respect to which an opportunity to specify how the Common Shares registered in the name of such registered shareholder shall be voted is provided, the proxy shall be voted “FOR” with respect to each of the nominees for director listed therein, the appointment of auditors proposal, and the say-on-pay proposal.

In order for a proxy to be valid, it must be:

(a)	signed by the registered shareholder whose name appears thereon or by such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized representative on behalf of such corporation; and

(b)	returned in one of the following manners:

(i)	by hand delivery or by mail addressed to Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, and received by 10:00 a.m. MDT on March 18, 2025, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement;

(ii)	by facsimile to Computershare Investor Services Inc. at 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America) and received by 10:00 a.m. MDT on March 18, 2025, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement; or

(iii)	by deposit with the chair of the Meeting prior to commencement of the Meeting.

An executed proxy that is returned undated will be deemed to be dated the date of the mailing of the form of proxy by the Company or its agent.

Alternatively, a registered shareholder may vote via the Internet or by telephone by following the instructions included in the Notice of Internet Availability of Meeting Materials, in each case no later than 10:00 a.m. MDT on March 18, 2025, or no later than 48 hours before the Meeting is reconvened following any adjournment or postponement. All instructions for how to vote are listed in the accompanying form of proxy and notes thereto.

Revocation of Proxy

If you are a registered shareholder who has returned a valid proxy, you may revoke your proxy at any time before it is exercised. In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)	signing a proxy bearing a later date; or

(b)	signing a written notice of revocation in the same manner as the form of proxy is required to be signed as set out in the notes to the proxy.

The later proxy or the notice of revocation must be delivered to the office of the Company’s registrar and transfer agent or to the Company’s principle executive offices at any time up to and including the last business day before the scheduled time of the Meeting or the reconvening of the Meeting following any adjournment, or to the chair of the Meeting on the day of the Meeting or the reconvening of the Meeting following any adjournment.

You may also revoke your proxy by voting via Internet or telephone at a later date than the date of the proxy, or by attending the meeting and voting in person.

If you are a non-registered shareholder (a “Beneficial Shareholder”) who wishes to revoke a VIF (as defined below) or to revoke a waiver of your right to receive Meeting Materials and to give voting instructions, you must give written instructions to your broker, agent, trustee or other intermediary through which you hold your Common Shares in accordance with the applicable procedures and deadlines of your broker, agent, trustee or other intermediary.

Voting of Proxies and Exercise of Discretion by Proxyholders

The persons named in the accompanying form of proxy will vote, withhold, or abstain from voting the Common Shares represented by the proxy in accordance with your instructions, provided your instructions are clear. You may indicate the manner in which the persons named in the form of proxy are to vote on any matter by marking an “X” in the appropriate space. If you have specified a choice on any matter to be acted on at the Meeting, your shares will be voted, withheld, or abstained from voting accordingly. If you do not specify a choice or where you specify more than one choice for any matter to be acted on, your shares will be voted in accordance with management’s recommendations on such matters.

The form of proxy gives the persons named as proxy holders discretionary authority regarding amendments or variations to matters identified therein and any other matter that may properly come before the Meeting. As of the date of this Information Circular, our management is not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. However, if any such amendment, variation or other matter properly comes before the Meeting, the persons named in the form of proxy intend to vote on such other business in accordance with their judgment.

Voting by Beneficial Shareholders

The information set out in this section is important to many shareholders as a substantial number of shareholders hold their Common Shares through a broker, agent, trustee or other intermediary.

Beneficial Shareholders should note that only proxies deposited by registered shareholders whose names appear on the share register of the Company as of January 27, 2025, the record date for the Meeting, may be recognized and acted upon at the Meeting. If Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of the Company. Such Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.,” the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.,” the registration name of The Depository Trust Company, which entities act as nominees for many brokerage firms. Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this Information Circular and ensure they communicate how they would like their Common Shares voted in accordance with those instructions.

Intermediaries will frequently use service companies to forward proxy solicitation information to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive such information will either:

(a)	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc.; or

(b)	more typically, be given a voting instruction form (“VIF”), which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purpose of voting Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the Meeting as a proxyholder for a shareholder and vote Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting or have someone else attend on their behalf and indirectly vote their Common Shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the Meeting to determine the steps necessary to permit them to indirectly vote their Common Shares as a proxyholder.

Securities Entitled to Vote

The Company is authorized to issue an unlimited number of Common Shares, of which 44,010,799 Common Shares are issued and outstanding as of January 27, 2025. There is only one class of shares.

The Board has fixed January 27, 2025, as the record date for the purpose of determining the shareholders entitled to receive notice of and vote at the Meeting. Persons who are registered shareholders at the close of business on January 27, 2025, will be entitled to receive notice of, attend, and vote at the Meeting. By ballot, every shareholder and proxyholder will have one vote for each Common Share. Other than with respect to the election of directors, a majority (i.e., at least 50% plus one vote) of the votes cast will be required to pass an ordinary resolution at the Meeting, and at least two-thirds of the votes cast will be required to pass a special resolution at the Meeting. Each of the resolutions that shareholders will be asked to approve at the Meeting, to pass the management proposals set forth in this Information Circular, are ordinary resolutions.

Broker Non-Votes, Abstentions and Quorum

Brokers and other intermediaries, holding shares in street name for their customers, are required to vote the shares in the manner directed by their customers. Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote.” Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the Meeting.

Under the Articles of the Company, a quorum for the transaction of business at the Meeting is two or more persons present and being, or representing by proxy, 33 1/3% of the outstanding shares entitled to be voted on at the Meeting.

Abstentions will be counted as present for purposes of determining the presence of a quorum at the Meeting but will not be counted as votes cast. Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the Meeting and will not be voted. Accordingly, neither abstentions nor broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the Meeting.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, none of the directors or executive officers of the Company, nor any person who has held such a position since the beginning of the last completed fiscal year of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of Common Shares of NioCorp for the following: (1) each person who is known by NioCorp to beneficially own more than 5% of the outstanding shares of NioCorp’s Common Shares; (2) each of the named executive officers (as defined in the “Fiscal 2024 Summary Compensation Table,” below); (3) each of NioCorp’s directors; and (4) all directors and executive officers of NioCorp as a group.

Beneficial ownership of Common Shares in the table below is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the Common Shares. Common Shares that may be acquired by an individual or group within 60 days of January 30, 2025, pursuant to the exercise of options to purchase Common Shares (“Options”), the exercise of Common Share purchase warrants (“Warrants”) or the exchange of shares of Class B common stock of Elk Creek Resources Corp (“ECRC”) (formerly known as GX Acquisition Corp. II), are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 44,010,799 Common Shares outstanding as of January 30, 2025. Unless otherwise noted in the table below, Options vested at the grant date.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all Common Shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o NioCorp Developments Ltd., 7000 South Yosemite Street, Suite 115, Centennial, CO 80112.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Common Shares
Mark A. Smith, PE, Esq. Highlands Ranch, Colorado, USA	Chief Executive Officer, President, Executive Chairman and Director	3,097,241	(3)	6.91%
Neal Shah Superior, Colorado, USA	Chief Financial Officer and Corporate Secretary	465,032	(4)	1.05%
Scott Honan Centennial, Colorado, USA	Chief Operating Officer	445,762	(5)	1.00%
Michael J. Morris San Luis Obispo, California, USA	Lead Director	262,198	(6)	*
David C. Beling Grand Junction, Colorado, USA	Director	212,013	(7)	*
Nilsa Guerrero-Mahon Brighton, Colorado, USA	Director	241,068	(8)	*
Dean C. Kehler New York, New York, USA	Director	3,663,523	(9)	7.71%
Michael G. Maselli Pelham, New York, USA	Director	638,235	(10)	1.44%
Peter Oliver Bunbury, Western Australia, Australia	Director	190,000	(11)	*
All current directors, executive officers and named executive officers as a group (10 persons)		9,663,000		19.10%
Cooper Road, LLC Miami Beach, Florida, USA		3,126,231	(12)	6.63%

* Represents ownership of less than 1%.

(1)	Calculated in accordance with Rule 13d-3 of the Exchange Act.

(2)	On March 17, 2023, NioCorp effected a 1-to-10 reverse stock split (the “Reverse Stock Split”) of the Common Shares, with any fractional shares resulting from the Reverse Stock Split rounded down to the nearest whole share. All Options and Warrants outstanding as of March 17, 2023, were adjusted to reflect the Reverse Stock Split. Such Options and Warrants initially covered a number of shares equal to the amount reported herein times 10 (and at an exercise price equal to the amount reported herein divided by 10). Class B common stock of ECRC, which may be exchanged for Common Shares upon certain conditions, were issued on a post-Reverse Stock Split basis.

(3)	As of January 30, 2025, Mr. Smith beneficially owns 2,272,081 outstanding Common Shares. In addition, he beneficially owns 230,223 exercisable Warrants comprised of the following: (i) 46,801 Warrants each exercisable for one Common Share at a price of $3.54 until December 22, 2025; and (ii) 183,422 Warrants each exercisable for one Common Share at a price of $1.75 until November 13, 2026. He also beneficially owns 595,000 vested Options comprised of the following: (i) on March 27, 2023, Mr. Smith was granted 70,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Mr. Smith was granted 375,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Mr. Smith was granted 150,000 Options each exercisable for one Common Shares for a period of five years at a price of $1.40. The total does not include Common Shares that may be issuable upon exercise of 91,711 Warrants each exercisable for one Common Share at a price of $2.07, which are exercisable between May 14, 2025 and November 13, 2029.

(4)	As of January 30, 2025, Mr. Shah beneficially owns 65,671 outstanding Common Shares. He beneficially owns 9,361 exercisable Warrants each exercisable for one Common Share at a price of $3.54 until December 22, 2025. In addition, he beneficially owns 390,000 vested Options comprised of the following: (i) on March 27, 2023, Mr. Shah was granted 40,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Mr. Shah was granted 250,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Mr. Shah was granted 100,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(5)	As of January 30, 2025, Mr. Honan beneficially owns 55,762 outstanding Common Shares. In addition, he beneficially owns 390,000 vested Options comprised of the following: (i) on March 27, 2023, Mr. Honan was granted 40,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Mr. Honan was granted 250,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Mr. Honan was granted 100,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(6)	As of January 30, 2025, Mr. Morris beneficially owns 62,198 outstanding Common Shares. He shares both voting and investment power with respect to 5,525 of such Common Shares with his wife as the only trustees of the Michael and Sandra Morris Trust. In addition, he beneficially owns 200,000 vested Options comprised of the following: (i) on March 27, 2023, Mr. Morris was granted 50,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Mr. Morris was granted 75,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Mr. Morris was granted 75,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(7)	As of January 30, 2025, Mr. Beling beneficially owns 72,013 outstanding Common Shares. In addition, he beneficially owns 140,000 vested Options comprised of the following: (i) on March 27, 2023, Mr. Beling was granted 40,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Mr. Beling was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Mr. Beling was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(8)	As of January 30, 2025, Ms. Guerrero-Mahon beneficially owns 46,068 Common Shares. In addition, she beneficially owns 195,000 vested Options comprised of the following: (i) on March 27, 2023, Ms. Guerrero-Mahon was granted 45,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share; (ii) on February 15, 2024, Ms. Guerrero-Mahon was granted 75,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iii) on December 23, 2024, Ms. Guerrero-Mahon was granted 75,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(9)	As of January 30, 2025, Mr. Kehler beneficially owns 134,580 Common Shares, and 1,441,290 Common Shares issuable upon the exchange of Vested Shares (as defined herein). He shares both voting and investment power with respect to 318,470 of such Vested Shares with U.S. Trust Company of Delaware, as co-trustee of the Elizabeth Kehler 2012 Family Trust under Declaration of Trust dated December 12, 2012 (the “Elizabeth Kehler Trust”). In addition, he beneficially owns 1,791,637 exercisable Warrants comprised of the following: (i) 1,657,057 Private Warrants (as defined herein) exercisable for an aggregate of up to 1,853,073 Common Shares held by Mr. Kehler; (2) 78,003 Warrants each exercisable for one Common Share at a price of $3.54 until December 22, 2025; and (iii) 56,577 Warrants each exercisable for one Common Share at a price of $1.75 until November 13, 2026. He also beneficially owns 100,000 vested Options comprised of the following: (i) on February 15, 2024, Mr. Kehler was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (ii) on December 23, 2024, Mr. Kehler was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40. The total does not include Common Shares that may be issuable upon exchange of (i) 417,030 Tranche I Earnout Shares (as defined herein) held by Mr. Kehler, (ii) 417,030 Tranche II Earnout Shares (as defined herein) held by Mr. Kehler, (iii) 118,284 Tranche I Earnout Shares held by the Elizabeth Kehler Trust; (iv) 118,284 Tranche II Earnout Shares held by the Elizabeth Kehler Trust; and (v) 28,288 Warrants each exercisable for one Common Share at a price of $2.07, which are exercisable between May 14, 2025 and November 13, 2029.

(10)	As of January 30, 2025, Mr. Maselli beneficially owns 323,085 Common Shares. In addition, Mr. Maselli beneficially owns 215,150 Common Shares issuable upon exercise of 192,392 Private Warrants held by Mr. Maselli. He also beneficially owns 100,000 vested Options comprised of the following: (i) on February 15, 2024, Mr. Maselli was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (ii) on December 23, 2024, Mr. Maselli was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40. The total does not include Common Shares that may be issuable upon exchange of (i) 119,998 Tranche I Earnout Shares held by Mr. Maselli and (ii) 119.998 Tranche II Earnout Shares held by Mr. Maselli.

(11)	As of January 30, 2025, Mr. Oliver beneficially owns 190,000 vested Options comprised of the following: (i) on May 30, 2022, Mr. Oliver was granted 50,000 Options each exercisable for one Common Share for a period of three years at a price of C$11.00; and (ii) on March 27, 2023, Mr. Oliver was granted 40,000 Options each exercisable for one Common Share for a period of three years at a price of $6.95 per Common Share, and (iii) on February 15, 2024, Mr. Oliver was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $2.99; and (iv) on December 23, 2024, Mr. Oliver was granted 50,000 Options each exercisable for one Common Share for a period of five years at a price of $1.40.

(12)	Cooper Road, LLC (“Cooper Road”) is controlled by Jay Bloom, its managing member. Jay Bloom has sole voting and investment power over the securities Cooper Road beneficially owns. Based on the information contained in the Company's and ECRC's books and records as of January 30, 2025, beneficial ownership includes (i) 1,320,126 Common Shares issuable upon exchange of Vested Shares and (ii) 1,806,105 Common Shares issuable upon exercise of Private Warrants held by Cooper Road. The total does not include Common Shares that may be issuable upon exchange of (i) 495,743 Tranche I Earnout Shares held by Cooper Road and (ii) 495,743 Tranche II Earnout Shares held by Cooper Road.

Security Ownership of Certain Beneficial Owners

As of January 30, 2025, other than as disclosed, the Company is not aware of any persons that beneficially own more than 5% of its outstanding Common Shares who does not serve as an executive officer or director of the Company.

No Hedging or Other Speculative Transactions by Employees, Officers and Directors

The Company’s Insider Trading Policy (as described under “Corporate Governance–Insider Trading Policy” below) prohibits employees, officers and directors of the Company or their designees from engaging in hedging and other speculative transactions involving the Company’s securities, including buying the Company’s securities on margin, short-selling, trading in puts or calls or similar arrangements that results in a gain only if the value of the Company’s securities declines in the future. The Company’s policy applies to, among other securities, Company securities granted to employees, officers or directors as compensation, as well as securities held, directly or indirectly, by such employees, officers or directors.

Change in Control Arrangements

As of January 30, 2025, there are no arrangements known to us that would result in a change in control of the Company. We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended June 30, 2024, report of the auditor and related management discussion and analysis, all of which may be obtained from SEDAR+ at www.sedarplus.com or from EDGAR at www.sec.gov, will be placed before the Meeting and have been filed with the securities commissions or similar regulatory authority in British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick.

PARTICULARS OF MATTERS TO BE ACTED UPON

I – ELECTION OF DIRECTORS

Directors of the Company are elected at each annual general meeting of shareholders and hold office until the next annual general meeting of shareholders or until that person sooner ceases to be a director. Currently, the Board consists of seven directors whose terms expire at the Meeting.

Unless you provide other instructions, the proxy will be voted for the nominees listed below. Management does not expect that any of the nominees will be unable to serve as a director. If before the Meeting any vacancies occur in the slate of nominees listed below, the person named in the proxy will exercise his or her discretionary authority to vote the Common Shares represented by the proxy for the election of another person or persons as directors to fill such vacancies.

The following are the Company’s seven directors that are up for election at the Meeting. Management has nominated each of the persons named in the table below for election as director. The information concerning current directors and proposed nominees has been furnished by each of them:

Name and Address	Age	Position	Date of Appointment
Mark A. Smith Highlands Ranch, Colorado, USA	65	Chief Executive Officer, President, Executive Chairman and Director	Chief Executive Officer and Director: September 23, 2013 President and Executive Chairman: May 31, 2015

Michael J. Morris San Luis Obispo, California, USA	79	Director	July 27, 2014
David C. Beling Grand Junction, Colorado, USA	83	Director	June 6, 2011
Nilsa Guerrero-Mahon Brighton, Colorado, USA	64	Director	November 24, 2017
Peter Oliver Bunbury, Western Australia, Australia	61	Director	May 25, 2022
Dean C. Kehler New York, New York, USA	68	Director	March 17, 2023(1)
Michael G. Maselli Pelham, New York, USA	65	Director	March 17, 2023(1)

(1)	Pursuant to the Business Combination Agreement (as defined herein), the Company was required to cause two directors identified by GXII to become directors of the Company as of closing of the Transactions (as defined herein) (the “Closing”). On March 17, 2023, the Board appointed Messrs. Kehler and Maselli to the Board pursuant to such requirement.

The following sets forth a brief description of the business experience of each nominee for director of the Company, including current directorships and directorships held in, at least, the past five years:

Director Nominees

Mark A. Smith – Executive Chairman, Director, President and Chief Executive Officer

Mr. Smith has over 42 years of experience in operating, developing, and financing mining and strategic materials projects in the Americas and abroad. In September 2013, he was appointed Chief Executive Officer (“CEO”) and a Director of NioCorp. From April 2015 to September 2019, Mr. Smith served as the President and Director for Largo Resources Ltd. (“Largo”), a mineral company with an operating property in Brazil and projects in Brazil and Canada. In addition, from April 2015 to October 2018, Mr. Smith also served as the CEO of Largo. Mr. Smith has also served on the board of directors of IBC Advanced Alloys Corp., a leading beryllium and copper advanced alloys company (“IBC”), since May 2016 and as CEO of IBC since July 2020. From October 2008 through December 2012, Mr. Smith served as President, CEO and Director of Molycorp, Inc., a rare earths producer (“Molycorp”), where he was instrumentally involved in taking it from a private company to a publicly traded company with a producing mine. From November 2011 through May 2015, he served on the board of directors at Avanti Mining, a mining company (TSX-V: AVT; Avanti Mining changed its name to AlloyCorp in early 2015). From December 2012 through September 2013, he served as the Managing Director of KMSmith LLC, a business strategy and finance advisory firm, where he served as a consultant.

Prior to Molycorp, Mr. Smith held numerous engineering, environmental, and legal positions within Unocal Corporation, a former petroleum explorer and marketer (“Unocal”), and later served as the President and CEO of Chevron Mining Inc., a coal and metal mining company and wholly owned subsidiary of Chevron Corporation (“Chevron Mining”). Mr. Smith also served for over seven years as the shareholder representative of Companhia Brasileira Metalúrgica e Mineração, a private company that currently produces approximately 85% of the world supply of niobium. During his tenure with Chevron Mining, Mr. Smith was responsible for Chevron Mining’s three coal mines, one molybdenum mine, a petroleum coke calcining operation and Molycorp’s Mountain Pass mine. At Unocal, he served as the Vice-President from June 2000 to April 2006, and managed the real estate, remediation, mining and carbon divisions. Mr. Smith is a Registered Professional Engineer and serves as an active member of the State Bars of California and Colorado. He received his Bachelor of Science degree in Agricultural Engineering from Colorado State University in 1981 and his Juris Doctor, cum laude, from Western State University, College of Law, in 1990.

Mr. Smith’s extensive leadership, management, strategic planning, and strategic materials industry expertise through his various leadership and directorship roles in public companies large and small makes him well-qualified to serve as a member of the Board of NioCorp.

Michael J. Morris – Director

Mr. Morris was formerly the Chairman of the board of directors of Heritage Oaks Bankcorp (“Heritage Oaks”), the holding company of Heritage Oaks Bank. When Heritage Oaks Bank merged with Pacific Premier Bancorp on April 1, 2017, Mr. Morris became a member of the Pacific Premier Bancorp’s board of directors, a position he held until May 31, 2020. He joined Heritage Oaks’ board of directors in January 2001 and assumed the board’s chairmanship in 2007. In addition, Mr. Morris has worked since 1972 at Andre, Morris & Buttery, a professional law corporation, where he serves as Senior Principal and has served as Chairman of the board since 2005. From 2000 to late 2006, Mr. Morris served on the board of Molycorp, a rare earths producer, which at the time was a wholly owned subsidiary of Unocal and then Chevron Mining. Mr. Morris was the only independent director of Molycorp at that time. Mr. Morris is a graduate of Georgetown University and received his law degree from the University of San Francisco School of Law. He has practiced business and environmental law for over 41 years. Mr. Morris served as a member of the Board of Governors and Vice President of the State Bar of California. He served as a 1st Lieutenant in the U.S. Army from 1970 to 1972.

Mr. Morris’ qualification to serve on our Board is based on his years of senior executive leadership with publicly traded companies and his vast experience in the financial, banking, legal, and manufacturing fields.

David C. Beling – Director

Mr. Beling is a Registered Professional Mining Engineer with 60 years of project and corporate experience. He has served as a director on the boards of 14 mining companies starting in 1981, including NioCorp since 2011. Mr. Beling is the owner of D.C. Beling & Assoc., LLC, which provides strategic advisory, project, and corporate development services to the mining industry. His previous employment and consulting included 14 years with five major mining companies and then 44 years with 30+ U.S. and Canadian junior mining companies. He was the President, CEO, and Director of Bullfrog Gold Corp. an exploration and development gold mining company, from 2011 until October 2020; and the Executive Vice President and COO of Geovic Mining Corp. from 2004 through 2010. Mr. Beling has examined, significantly reviewed, or been directly involved with 90 underground mines, 136 open pit mines, and 174 process plants in the global metal, energy, and industrial mineral sectors.

Mr. Beling’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Nilsa Guerrero-Mahon – Director

A former CFO and Controller for global corporations in the technology, energy, and government sectors, Ms. Guerrero-Mahon provides consulting services to domestic and international corporations as the principal at NG Mahon Business Consulting, LLC, a business consulting service, since 2008. In addition, Ms. Guerrero-Mahon was appointed to the board of directors of FinGoal Inc. in April 2022, a finance technology company building artificial intelligence tools for the financial services industry and other financial technology developers. She also serves on the board of the State of Colorado Division of Securities. From 2016 to August 2019, she served on the board of directors of Centura Health Mountains & North Denver Operating Group, the largest division in the Centura Health Care System. From 2014 to 2016, she served as the Vice Chair of the board of directors and Chaired the Strategy Committee at St. Anthony Hospital. From 2009 to 2017, Ms. Guerrero-Mahon served as a gubernatorial appointed Board Member of the State of Colorado Financial Services Commission. Among other prior positions, from 2004 to 2007, she was the Global Services Controller at Microsoft Corporation, a multinational technology company, overseeing internal controls and corporate finance activities.

Ms. Guerrero-Mahon stays current with the latest Corporate Governance practices and the integration of ESG into the strategy. She is an NACD Board Leadership Fellow, a member of the SASB Alliance, holds a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University and is currently enrolled in the Climate Leadership Certification program with Diligent Corporation. Ms. Guerrero-Mahon received an Executive MBA from the Daniels College of Business at the University of Denver, a BS in Business Administration - Accounting from the Interamerican University in San Juan, Puerto Rico, and an AS in Computer Science from the EDP School of Computer Programming in San Juan, Puerto Rico. She is a Certified Public Accountant registered in the State of Colorado.

Ms. Guerrero-Mahon’s qualification to serve on our Board is based on her extensive executive leadership with publicly traded companies and her extensive experience in the financial and technology fields.

Peter Oliver – Director

With a background in chemistry, Mr. Oliver began working at Greenbushes, Western Australia, for Sons of Gwalia, a mining company, in May 2003. After Sons of Gwalia went into administration in 2004, Mr. Oliver was hired by Talison Lithium Limited (“Talison”), a mining company, where he served as General Manager of Talison’s Greenbushes and Wodgina Mines and as Talison’s COO, until Mr. Oliver was appointed as the CEO/Managing director. As Talison’s CEO/Managing director, Mr. Oliver led the listing of Talison on the Toronto Stock Exchange in September 2010.

Mr. Oliver guided Talison through its acquisition in 2013 by Tianqi Lithium Corporation (“Tianqi”). He then served as a corporate adviser to Tianqi, focusing on M&A opportunities and global expansion, including advising on the sale of 49% of Talison to Albermarle Corp. and the acquisition of 24% of Sociedad Quimica y Minera de Chile S.A., as well as significant expansions of Talison’s Greenbushes lithium concentrate production.

Mr. Oliver also was a founding member of Tianqi Lithium Energy Australia Pty Ltd, a wholly owned subsidiary of Tianqi, which was established to build a major Lithium Hydroxide manufacturing facility in Western Australia. Until June 2021, Mr. Oliver remained as a director of Talison, a joint venture between Tianqi and Albemarle Corp. In September 2022, Mr. Oliver was appointed to the Board of Latin Resources, a lithium exploration company in Australia.

Mr. Oliver’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Dean C. Kehler – Director

Mr. Kehler co-founded Trimaran Fund Management, L.L.C. ("Trimaran Fund") in 1998, where he is a Managing Partner, and serves as a Manager of Trimaran Fund II. Mr. Kehler was also the Co-Chairman and Chief Executive Officer of GX Acquisition Corp. II, a position he held from August 2018 to March 2023. From 1995 to 2000, Mr. Kehler held senior positions at Canadian Imperial Bank of Commerce ("CIBC"), including Vice Chairman of CIBC World Markets Corp. Mr. Kehler currently serves on the Boards of Directors of Portman Ridge Finance Corporation (formerly KCAP Financial Inc.) and Celularity, Inc. Within the last five years, he has served a director of Inviva Inc., Security First Corp. and Graphene Frontiers, LLC. He holds a bachelor's degree from the Wharton School of the University of Pennsylvania.

Mr. Kehler’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with public and private companies.

Michael G. Maselli – Director

Mr. Maselli is a managing director of Trimaran Fund, a position he has held since 2006, and was the President of Acquisitions of GX Acquisition Corp. II from August 2018 to March 2023. Before joining Trimaran Fund in February 2006, Mr. Maselli worked in the Corporate and Leverage Finance Groups of CIBC World Markets. Prior to joining CIBC in 1997, Mr. Maselli served as a Managing Director in Bear Stearns’ corporate finance group and, prior to that, as a Vice President at Kidder Peabody & Co. Incorporated. Mr. Maselli served on the board of directors of El Pollo Loco Holdings from 2010 to 2024, and he served as their Chairman of the Board from 2011 to 2023. He served on the board of ChanceLight, Inc. (f/k/a Educational Services of America, Inc.) until 2018. From 2013 to 2015, he served on the board of directors of Norcraft Companies, Inc., and also served on the board of managers of its predecessor company beginning in 2003. Additionally, Mr. Maselli served on the board of directors of Standard Steel, LLC, and was director as well as Chairman of the Board of CB Holding Corp. Mr. Maselli received an MBA with distinction from The A.B. Freeman School at Tulane University and a bachelor’s degree in economics from the University of Colorado.

Mr. Maselli’s qualification to serve on our Board is based upon his decades of senior leadership and executive positions with public companies.

Arrangements between Officers and Directors

Pursuant to the Business Combination Agreement, the Company was required to cause two directors identified by GXII to become directors of the Company as of the Closing. On March 17, 2023, the Board appointed Messrs. Kehler and Maselli to the Board pursuant to such requirement.

There is no arrangement or understanding between any of our officers and any other person, including directors or nominees, pursuant to which the officer was selected to serve as an officer. Except as discussed above, none of the above directors or nominees has entered into any arrangement or understanding with any other person pursuant to which he or she was, or is to be, elected as a director of the Company or a nominee of any other person.

Family Relationships

There are no family relationships among any of our directors, nominees or executive officers.

Other Directorships

The following is a list of directorships held over the past five years by our nominees. Except as listed below, no nominees of the Company are also directors of reporting issuers.

Name of Director	Other Reporting Issuer (or equivalent)	Exchange
David C. Beling	Bullfrog Gold	CSE
Michael J. Morris	Pacific Premier Bancorp	Nasdaq
Mark A. Smith	IBC Advanced Alloys Corp.	TSX-V
Peter Oliver	Latin Resources	ASX
Dean C. Kehler	El Pollo Loco Holdings, Inc. Portman Ridge Finance Corporation Celularity, Inc. GX Acquisition Corp. II	Nasdaq Nasdaq Nasdaq Nasdaq
Michael G. Maselli	El Pollo Loco Holdings, Inc.	Nasdaq

 Legal Proceedings

No director, nominee or executive officer of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

During the past ten years, none of the persons serving as executive officers and/or directors of the Company and, with respect to promoters or control persons, for the past five years, none have been the subject matter of any of the legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Other than as described below, no proposed director of the Company is or has been, within the past 10 years, a director, CEO or CFO of any company that, while the person was acting in that capacity:

(a)	was subject to an “order,” as that term is defined in Form 51-102F5 Information Circular, that was issued while the proposed director was acting in the capacity as director, CEO or CFO; or

(b)	was subject to an order that was issued after the proposed director ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as director, CEO or CFO.

No proposed director of the Company is or has been, within the past 10 years, a director or executive officer of any company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

No proposed director of the Company has, within the past 10 years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Voting Procedures for the Election of Directors

Cumulative voting (i.e., a form of voting where shareholders are permitted to cast all of their aggregate votes for a single nominee) will not be permitted. The directors must be elected by an affirmative vote of a plurality of the votes cast, either in person or by proxy, at the Meeting on this matter. Abstentions will not be counted FOR or WITHHOLD with respect to any nominee to the Board.

Majority Voting Policy

On March 17, 2023, the Board adopted a new majority voting policy (the “Majority Voting Policy”). Pursuant to the Majority Voting Policy, the form of proxy for meetings of the shareholders of the Company at which directors are to be elected provides the option of voting in favor, or withholding from voting, for each individual nominee to the Board. If, with respect to any particular nominee, the number of shares withheld from voting exceeds the number of shares voted in favor of the nominee, then the nominee will be considered to have not received the support of the shareholders, and such nominee is required to tender his or her resignation to the Board, to take effect on acceptance by the Board.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) will decide whether to recommend to the Board that the Board accept the resignation of the director. In recommending to the Board whether to request the resignation of the director or not, the Nominating Committee will consider all factors deemed relevant, including without limitation, the qualifications of the director and whether the director’s resignation from the Board would be in the best interest of the Company. In addition, it will consider what, if any, expressed reasons for a withheld vote have been given, the merits of such reasons and the ability to rectify concerns.

Any director who tenders their resignation pursuant to this policy will not participate in the Nominating Committee’s deliberations or recommendation or the Board’s deliberations regarding whether to accept or reject the tendered resignation. However, in the event that each member of the Nominating Committee receives a majority withheld vote in the same election, then the Board will appoint a committee comprised solely of independent directors who did not receive a majority withheld vote in that election to consider each tendered resignation and recommend to the Board whether to accept or reject it.

The Board will take formal action on the Nominating Committee’s recommendation within 90 days following the date of the applicable shareholders’ meeting and will promptly announce its decision via press release. The Board will have the final determination whether to accept the resignation. The Board will accept the director’s resignation absent exceptional circumstances. If the resignation is accepted, subject to any corporate law restrictions, the Board may, in each case in accordance with the Articles:

(a)	fill the vacancy by appointing a director whom the Board considers to merit the confidence of the shareholders; or

(b)	decrease the number of directors comprising the Board.

The Majority Voting Policy applies only in the case of an uncontested director election, meaning the number of nominees for election as directors is equal to the number of directors to be elected.

Management recommends a vote “FOR” each of the nominees for director. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the nominees listed above.

II – APPOINTMENT OF AUDITORS

Change in Certifying Accountant

The Company was notified on October 9, 2023 by BDO USA, P.C. (“BDO”), the Company’s independent registered public accounting firm, that BDO would decline to stand for re-election at the Meeting, and BDO had indicated its intent to remain as the Company’s independent registered public accounting firm until the completion of BDO’s review of the Company’s financial statements and the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023. On December 4, 2023, BDO notified the Company that it resigned as the Company’s independent registered public accounting firm, effective immediately. On the recommendation of the Audit Committee of the Board (the “Audit Committee”), the Board accepted BDO’s resignation.

BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 30, 2023 and 2022 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern based on the Company’s accumulated deficit, recurring losses from operations, and the Company’s expectation of continuing future losses as of June 30, 2023 and 2022.

During the two fiscal years ended June 30, 2023, and in the subsequent interim period through December 4, 2023, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in their reports on the Company’s consolidated financial statements for such years.

During the two fiscal years ended June 30, 2023, and in the subsequent interim period through December 4, 2023, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that BDO advised the Company of the existence of material weaknesses in management’s internal control over financial reporting, as previously disclosed in the Company’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the fiscal year ended June 30, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal year 2023 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023.

After being notified that BDO would not stand for re-election, the Audit Committee began a search process to identify a successor independent registered public accounting firm as soon as practicable. Following the resignation of BDO, on December 4, 2023, the Audit Committee recommended to the Board the appointment of Deloitte as the Company’s new independent registered public accounting firm. On the recommendation of the Audit Committee, the Board appointed Deloitte on December 4, 2023, effective immediately, to serve until the close of the annual general meeting of shareholders of the Company held on January 19, 2024.

As part of its search process for a successor independent registered public accounting firm, the Audit Committee solicited proposals from several major accounting firms and conducted an extensive evaluation process in connection with the selection of the Company’s new independent registered public accounting firm. In selecting Deloitte as the Company’s independent registered public accounting firm, the Audit Committee considered several factors, including:

(a)	the professional qualifications of Deloitte, the lead audit partner, and other key engagement personnel;

(b)	Deloitte’s independence and its processes for maintaining its independence; and

(c)	the appropriateness of Deloitte’s fees for audit services.

During the Company’s two fiscal years ended June 30, 2023 and 2022, and the subsequent interim period through December 4, 2023, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

At the annual general meeting of shareholders of the Company held on January 19, 2024, the shareholders approved the appointment of Deloitte as auditors of the Company to hold office until the next annual general meeting of shareholders of the Company or until a successor is appointed and authorized the Board to fix their renumeration through the Audit Committee.

Proposal

The Company has proposed the appointment of Deloitte, as auditors of the Company to hold office until the next annual general meeting of shareholders of the Company or until a successor is appointed. It is proposed that the remuneration to be paid to the auditors be fixed by the Board through the Audit Committee.

The Board, on the recommendation of the Audit Committee, recommends the appointment of Deloitte as our auditors to hold office until the Company’s next annual general meeting of shareholders. The Audit Committee proposes that the Board be authorized to fix the remuneration to be paid to the auditors.

Representatives from Deloitte are expected to be present at the Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Deloitte and BDO for the fiscal year ended June 30, 2024, and BDO for the fiscal year ended June 30, 2023, for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s filings and fees billed for other services rendered by those firms during those periods.

Fiscal Year Ended June 30,	Audit Fees(1) ($)	Audit-Related Fees(2) ($)	Tax Fees(3) ($)	All Other Fees(4) ($)
2024
Deloitte	1,092,834	34,125	—	—
BDO	132,500	95,599	48,263	—
2023
BDO	1,040,628	592,900	23,356	—

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of the Company’s consolidated financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the consolidated financial statements

(2)	“Audit-Related Fees” include services that are traditionally performed by the auditor and are reasonably related to the performance of the audit of the financial statements. These audit-related services include fees related to the preparation of SEC registration statements.

(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees.” This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities. For the financial years ended June 30, 2024 and 2023, these tax services included the preparation of Canadian and U.S. federal and state tax returns and tax planning and tax advice services.

(4)	“All Other Fees” includes all other non-audit services.

Pre-approval Policies

The policy of the Audit Committee has been to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Deloitte and BDO and subsequently reviewed the actual fees and expenses paid for these services. All of the services provided during the years ended June 30, 2024 and June 30, 2023, were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Voting Procedures for Appointment of Auditor

The auditors must be appointed, and the approval of the proposal that the auditor’s remuneration be fixed by the Board through the Audit Committee must be passed by an affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the Meeting on this matter. Abstentions will not be counted as FOR or WITHHOLD with respect to this matter.

Management recommends a vote “FOR” (i) the appointment of Deloitte as auditors of the Company to hold office until the next annual general meeting and (ii) the authorization of the Board to fix their remuneration through the Audit Committee. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” (i) the appointment of Deloitte as auditors of the Company to hold office until the next annual general meeting and (ii) the authorization of the Board to fix their remuneration through the Audit Committee.

III – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY PROPOSAL”)

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company is asking shareholders to cast a nonbinding, advisory vote to approve the compensation of its named executive officers, as disclosed pursuant to SEC rules, the executive compensation tables and related compensation disclosures included in this Information Circular. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views about the compensation the Company pays to its named executive officers, as described in this Information Circular. The vote is not intended to address any specific items of named executive officer compensation, but rather to address the Company’s overall approach to the compensation of its named executive officers described in this Information Circular.

The text of the resolution to be approved is as follows:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT: on a nonbinding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the compensation tables and related narratives and descriptions of the Management Information and Proxy Circular for the Annual General Meeting of Shareholders held on March 20, 2025, is hereby APPROVED.”

The Board believes that the Company’s executive compensation program is designed appropriately and is working effectively to help ensure that the Company compensates its named executive officers for the achievement of performance goals that will enhance shareholder value. Before you vote, please review the section captioned “Executive Compensation” below, which section describes the Company’s named executive officer pay programs and the rationale behind the decisions made by the Board and the Compensation and Organization Committee of the Board (the “Compensation Committee”).

The Company has designed its executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement the Company’s strategic business objectives and deliver on the Company’s commitment to build long-term shareholder value. The Company believes that its executive compensation program is competitive, strongly focused on pay-for-performance principles and appropriately balanced between risk and rewards.

You may vote “FOR” or “AGAINST” the resolution or “ABSTAIN” from voting on the resolution. The result of the say-on-pay proposal will not be binding on the Company or the Board; however, the Board values the views of its shareholders. The Board and the Compensation Committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions. NioCorp currently holds a say-on-pay vote annually, and expects to hold the next such say-on-pay vote at its next annual general meeting of shareholders.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Information Circular and described in this say-on-pay proposal.

The Board recommends a vote “FOR” the approval, on a nonbinding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in this Information Circular.

CORPORATE GOVERNANCE

Corporate governance relates to the activities of the Board, the members of which are elected by and are accountable to the shareholders, and takes into account the role of the individual members of management who are appointed by the Board and who are charged with the day-to-day management of the Company. The Board is committed to sound corporate governance practices that are both in the interest of its shareholders and contribute to effective and efficient decision making. National Policy 58-201 Corporate Governance Guidelines (“NP 58-201”) establishes corporate governance guidelines that apply to all Canadian public companies. The Company has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Company’s practices comply with the guidelines; however, the Board considers some of the guidelines not to be suitable for the Company at its current stage of development, and therefore, these guidelines have not been adopted at this time. The Board will consider the matter in the future as the Company’s development progresses, and such guidelines may be applicable to the Company’s then-level of development. National Instrument 58-101 (“NI 58-101”) mandates disclosure of corporate governance practices for non-Venture Issuers in Form 58-101F1, which disclosure is set out below. The Company is also required to comply with the provisions of SOX and the applicable rules adopted by the SEC pursuant to SOX, as well as the Nasdaq Listing Rules. Maintaining a high standard of corporate governance is a priority for the Board and the Company’s management as both believe that effective corporate governance will help create and maintain shareholder value in the long term. A description of the Company’s corporate governance practices is set out below.

Director Independence

As of January 30, 2025, the Company’s Board consists of Messrs. Smith, Morris, Beling, Oliver, Kehler, and Maselli and Ms. Guerrero-Mahon. The Company utilizes the definition of “independent” as it is set forth in Nasdaq Listing Rule 5605(a)(2) (“Rule 5605(a)(2)”) and National Instrument 52-110 Audit Committees (“NI 52-110”). Further, the Board considers all relevant facts and circumstances in its determination of independence of all members of the Board (including any relationships). Currently, Messrs. Morris, Beling, Oliver, Kehler, and Maselli and Ms. Guerrero-Mahon are considered independent directors. Ms. Wightman, who served as a director of the Company during fiscal 2024, was previously determined by the Board to be an independent director.

At all times since the Company’s annual general meeting of shareholders held on January 19, 2024, the Board has consisted of a majority of independent directors. NP 58-201 suggests that the board of directors of every listed company should be constituted with a majority of individuals who qualify as “independent” directors under NI 52-110, which provides that a director is independent if he or she has no direct or indirect “material relationship” with such company. “Material relationship” is defined as a relationship that could, in the view of a company’s board of directors, reasonably interfere with the exercise of a director’s independent judgment. Of the proposed nominees for election at the Meeting, one, being Mark A. Smith, is an “insider,” as a management director, and accordingly, is not considered by the Board to be “independent.” The remaining six proposed nominees, being Messrs. Morris, Beling, Oliver, Kehler, and Maselli and Ms. Guerrero-Mahon, are each considered by the Board to be “independent,” within the meaning of NI 52-110. Thus, assuming that all the proposed nominees are elected as directors, the Board will continue to be composed of a majority of independent directors.

The Chair of the Board is Mark A. Smith, who is not independent. Michael J. Morris, who serves as the Company’s Lead Director, is independent.

The Board created the Lead Director role as an integral part of a leadership structure that promotes strong, independent oversight of NioCorp’s management and affairs. The Lead Director, who must be independent, has the following primary responsibilities:

•	working with the Chairman to develop and approve Board agendas and meeting schedules;

•	advising the Chairman as to the quality, quantity, and timeliness of the information sent to the Board;

•	developing agendas for and chairing executive sessions of the Board (in which the independent directors meet without management); and

•	acting as a liaison between the independent directors and the Chairman and CEO.

Michael J. Morris has served as the Lead Director since November 2020.

Following meetings of the Board, the independent directors of the Board may reconvene and hold meetings at which non-independent directors and members of management are not in attendance, in order to facilitate open discussion among the Board’s independent directors.

In assessing Form 58-101F1 and making the foregoing determinations, the circumstances of each director have been examined in relation to a number of factors, including discussions with each director, a review of the résumés of the directors, and the corporate relationships and other directorships held by each of them.

Board Meetings

The Board held a total of six meetings during the fiscal year ended June 30, 2024. None of our incumbent directors attended fewer than 75% of the total number of Board meetings and meetings of the committees on which such director served during the fiscal year ended June 30, 2024. Board members are not required to attend the Company’s annual general meetings of shareholders. All then-serving directors attended the Company’s annual general meeting of shareholders held on January 19, 2024.

The attendance record of each director at full Board meetings and with respect to meetings of any committees of which he/she is a member held during the fiscal year ended June 30, 2024, either in person or by conference telephone, are as follows:

Name of Director	Full Board Meetings (6 total)	Audit Committee (8 total)	Safety and Sustainability Committee (1 total)	Compensation Committee (2 total)	Nominating Committee (1 total)
Mark A. Smith	6	N/A	1	N/A	N/A
Michael J. Morris	6	8	N/A	2	1
David C. Beling	6	N/A	1	2	N/A
Nilsa Guerrero-Mahon	6	8	N/A	2	N/A
Peter Oliver	6	N/A	1	N/A	1
Michael G. Maselli	6	8	N/A	N/A	N/A
Dean C. Kehler	6	N/A	N/A	2	1
Anna C. Wightman(1)	3	5	1	N/A	N/A
(1)	Ms. Wightman no longer served on the Audit Committee or the Safety and Sustainability Committee of the Board (the “Safety and Sustainability Committee”) after January 19, 2024, and was not nominated by the Board to stand for re-election at the annual general meeting of shareholders of the Company held on January 19, 2024.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities to the Company and its shareholders. The Corporate Governance Guidelines are intended to serve as a flexible framework, rather than as a set of binding legal obligations, through which the Board may conduct its business and provide oversight. The role of the Board is to oversee the performance of the CEO and other senior management of the Company, and to assure that the best interests of shareholders are being served. The Corporate Governance Guidelines are available on our website at www.niocorp.com.

Position Descriptions

The Board has developed a written position description for the Chairman of the Board and the Lead Director included in the Corporate Governance Guidelines. The primary responsibilities of the Lead Director are summarized above under “—Director Independence.” To date, given the size of the Company and its stage of development, the Board does not believe that a formal written position description for the position of the CEO is required, and that good business practices and the common law provide guidance as to what is expected of the position.

The general duties of the CEO are as set forth in the Smith Agreement (as described under “Employment Agreements” in this Information Circular), which were developed by the Board, in consultation with the CEO, at the time the Smith Agreement was entered into and set forth the expectations of the role and position to be fulfilled by the CEO. Pursuant to the Smith Agreement, the Company (acting through the Board) has the ability to modify such duties as required, but it has not found it necessary to do so.

The charters for each of the Audit Committee, the Compensation Committee, the Nominating Committee and the Safety and Sustainability Committee contain a general description of the roles and tasks required to be performed by the Chair of the relevant committee.

Orientation and Continuing Education

The Board provides ad hoc orientation for new directors. New non-management directors are briefed on the overall role of the Board, its committees and its directors, as well as the Company’s strategic plans, short-, medium-, and long-term corporate objectives, current mineral properties and ongoing exploration programs, business risks and mitigation strategies, Corporate Governance Guidelines and existing Company policies when they become directors. However, there is no formal orientation for new members of the Board, and this is considered to be appropriate, given the Company’s size and current level of operations. If the growth of the Company’s operations and/or increased Board turnover warrants it, the Board would consider implementing a formal orientation process.

The skills and knowledge of the Board as a whole is such that no formal continuing education process is currently deemed required. The Board is comprised of individuals with varying backgrounds, who have, both collectively, and in most cases individually, extensive experience in running and managing public companies in the natural resource sector, and several directors are also directors of other resource companies. Board members are encouraged to communicate with management, auditors and technical consultants to keep themselves current with industry trends and developments and changes in legislation, with management’s assistance. The Company will pay the reasonable costs of attendance by directors at continuing education courses and seminars with respect to corporate governance, directors’ duties and obligations and similar matters. Board members have full access to the Company’s records.

Reference is made to the heading “I – Election of Directors,” under “Particulars of Matters to Be Acted Upon” in this Information Circular, for a description of the principal occupations of the proposed nominees for election as members of the Board.

Board Committees

The Board has established the Audit Committee, the Compensation Committee, the Nominating Committee, and the Safety and Sustainability Committee, each of which operates under a written charter that has been approved by the Board.

Our Board has determined that the members of the Audit Committee and Compensation Committee are independent directors under Rule 5605(a)(2) and NI 52-110, including, in the case of all of the members of our Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In making such determination, the Board considered the relationships that each director has with our Company and all other facts and circumstances that the Board deemed relevant in determining director independence, including the beneficial ownership of our Common Shares by each director.

Audit Committee and Audit Committee Financial Experts

The Audit Committee is currently comprised of Nilsa Guerrero-Mahon, as Chair, Michael J. Morris, and Michael G. Maselli, all of whom are independent directors. Our Board has determined that each of the three members are audit committee financial experts, as defined by the rules of the SEC. Further, all Audit Committee members are financially literate as defined in NI 52-110 and can read and understand fundamental financial statements in accordance with the Nasdaq Listing Rules. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. During the fiscal year ended June 30, 2024, the Audit Committee met eight times. A copy of the Audit Committee’s Charter is available on the Company’s website at www.niocorp.com.

 The Audit Committee’s general duties and responsibilities are to, among other things:

•	Consider and review the adequacy of the Company’s disclosure controls and procedures and internal control over financial reporting;

•	Consider and review with the independent auditors significant findings during the year, including the status of previous audit recommendations and any audit problems or difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information;

•	Review and discuss with the independent auditors any critical audit matter (“CAM”) addressed in the audit of the Company’s financial statements and the relevant financial statement accounts and disclosures that relate to each CAM;

•	Review with management and the independent auditors the Company’s annual audited and quarterly financial statements;

•	Review and discuss with management and the independent auditors the Company’s earnings and other financial press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	Review with management and the independent auditors significant financial risks or exposures to the Company’s business and assess the steps management has taken to monitor and minimize such risks;

•	Review the adequacy and effectiveness of the Company’s internal accounting controls and the Company’s financial, auditing, and accounting organizations and personnel;

•	Review the effectiveness of the system for monitoring compliance with laws and regulations;

•	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	Review and approve in advance all related party transactions and possible conflicts of interest of members of the Board and management;

•	Be directly responsible for the appointment, retention, oversight and termination of the independent auditors and the approval of all auditor compensation, including engagement fees, terms, and services; and

•	Review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. A more complete description of the duties and responsibilities of the Audit Committee is set out in the Audit Committee’s Charter.

Relevant Education and Experience of Audit Committee Members

The education and experience of each member of the Audit Committee relevant to the performance of his/her responsibilities as an Audit Committee member and, in particular, any education or experience that would provide the member with the following items, are included in the Audit Committee members’ biographies as set forth in “Particulars of Matters to Be Acted Upon – I – Election of Directors,” above:

1.	an understanding of the accounting principles used by the Company to prepare its financial statements;

2.	the ability to assess the general application of such accounting principles in connection with the accounting for estimates, accruals and reserves;

3.	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements or experience actively supervising one or more persons engaged in such activities;

4.	an understanding of internal controls and procedures for financial reporting; and

5.	an understanding of audit committee functions.

Reliance on Certain Exemptions

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions in section 2.4 (De Minimis Non-audit Services), 3.2 (Initial Public Offerings), 3.4 (Events Outside Control of Member), 3.5 (Death, Disability or Resignation of Audit Committee Member) of NI 52-110 or an exemption from NI 52-110, in whole or in part, granted by a securities regulator under Part 8 (Exemptions) of NI 52-110.

Reliance on the Exemption in subsection 3.3(2) or section 3.6

Since the commencement of the Company’s most recently completed financial year, the Company has not relied on the exemptions in subsection 3.3(2) (Controlled Companies) or section 3.6 (Temporary Exemption for Limited and Exceptional Circumstances).

Reliance on section 3.8

Since the commencement of the Company’s most recently completed financial year, the Company has not relied upon section 3.8 (Acquisition of Financial Literacy) for any of the Audit Committee members.

Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, there has not been a recommendation of the Audit Committee to nominate or compensate an external auditor which was not adopted by the Board.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Committee has three members, each of whom is “independent” as determined under Rule 10A-3 of the Exchange Act and Rule 5605(a)(2) and applicable Canadian rules and regulations. The Audit Committee operates under a written charter adopted by the Board.

The Audit Committee assists the Board by (1) overseeing the integrity of the Company’s financial reporting and internal control, (2) overseeing the independence and performance of the Company’s independent auditors and (3) providing an avenue of communication between management, the independent auditors and the Board.

In the course of conducting its oversight responsibilities regarding the Company’s audited annual financial statements for the year ended June 30, 2024, the Audit Committee reviewed and discussed the audited annual financial statements for the year ended June 30, 2024, which appear in the Company’s Annual Report to Shareholders, with management and the Company’s independent auditors. The Audit Committee reviewed accounting principles, practices and judgments, as well as the adequacy and clarity of the notes to the financial statements.

The Audit Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB for independent auditor communications with audit committees concerning independence, as may be modified or supplemented, and has discussed with Deloitte & Touche LLP its independence from the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements for the fiscal year ended June 30, 2024, be included in the Company’s Annual Report filed on Form 10-K.

Submitted by:

Nilsa Guerrero-Mahon

Michael J. Morris

Michael G. Maselli

Compensation Committee

The Compensation Committee is currently comprised of Michael J. Morris, as Chair, David C. Beling, Nilsa Guerrero-Mahon, and Dean C. Kehler, all of whom are independent directors. None of the members of the Compensation Committee has been one of our officers or employees at any time. During the fiscal year ended June 30, 2024, the Compensation Committee met two times. A copy of the Compensation Committee’s Charter is available on the Company’s website at www.niocorp.com.

The Compensation Committee’s general duties and responsibilities are to, among other things:

•	Review the Company’s executive compensation programs to ensure the attraction, retention and appropriate reward of executive officers;

•	Annually review and make recommendations to the independent directors on the Board regarding the corporate goals and objectives applicable to the compensation of the CEO and evaluate at least annually the CEO’s performance in light of those goals and objectives;

•	Review and recommend the approval of the CEO’s compensation level to the independent directors of the Board;

•	Review and approve, for the Company’s executive officers other than the CEO, annual compensation for such officers;

•	Make recommendations to the Board on director compensation and compensation for the Chairman of the Board position;

•	Review and administer the Company’s equity and non-equity incentive compensation and other plans;

•	Assist the Board in overseeing the development, implementation, and effectiveness of the Company’s strategies and policies regarding human resources and talent management; and

•	Review the risks associated with the Company’s compensation policies and practices.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and may delegate to an officer authority to approve grants and awards, and the terms and conditions of such grants and awards, under any of the Company’s equity incentive-based plans to the extent expressly provided in such plans. A more complete description of the duties and responsibilities of the Compensation Committee is set out in the Compensation Committee’s Charter.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2024, Michael J. Morris, David C. Beling, Dean C. Kehler, and Nilsa Guerrero-Mahon served on the Compensation Committee. None of these individuals was an employee or an officer of the Company during the fiscal year ended June 30, 2024, was formerly an officer of the Company, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. In addition, during the fiscal year ended June 30, 2024, none of our executive officers served on the compensation committee or full board of any company for which any of Messrs. Morris, Beling, or Kehler or Ms. Guerrero-Mahon (or any of the Company’s other directors) served as an executive officer.

Safety and Sustainability Committee

The Safety and Sustainability Committee is currently comprised of Peter Oliver, as Chair, Mark A. Smith, and David C. Beling. There was one meeting of the Safety and Sustainability Committee during the fiscal year ended June 30, 2024, as planned Company activities in the Elk Creek Project area were minimal. A copy of the Safety and Sustainability Committee’s Charter is available on the Company’s website at www.niocorp.com.

The Safety and Sustainability Committee’s general duties and responsibilities are to, among other things:

•	Review and make recommendations, as appropriate, regarding the Company’s environmental management program;

•	Review and make recommendations, as appropriate, regarding environmental compliance issues;

•	Review and make recommendations, as appropriate regarding the Company’s safety and health programs; and

•	Review and make recommendations, as appropriate, regarding safety and health compliance issues.

A more complete description of the duties and responsibilities of the Safety and Sustainability Committee is set out in the Safety and Sustainability Committee’s Charter.

Nominating and Corporate Governance Committee

The Nominating Committee is currently comprised of Michael J. Morris, as the Chair, Dean C. Kehler, and Peter Oliver, all of whom are independent directors. There was one meeting of the Nominating Committee during the fiscal year ended June 30, 2024. A copy of the Nominating Committee’s Charter is available on the Company’s website at www.niocorp.com.

The Nominating Committee’s general duties and responsibilities are to, among other things:

•	Evaluate and make recommendations to the Board concerning the structure, size, composition and functioning of the Board and all Board committees;

•	Recommend to the Board candidates for election or reelection by the Board at each annual meeting of shareholders of the Company, based on the skills, qualifications and experience of such candidates and in accordance with the policies and principles in the Nominating Committee’s Charter and the criteria described in the Corporate Governance Guidelines;

•	Recommend candidates to be appointed to the Company’s standing committees;

•	Evaluate the Company’s corporate governance policies and systems in light of the governance risks the Company faces and the adequacy of the Company’s policies and procedures;

•	Review and discuss with management the Company’s engagement with and responsiveness to shareholder votes on governance matters;

•	Develop and oversee an orientation program for new directors;

•	Annually review the Articles of the Company; and

•	Conduct an annual evaluation of whether each director qualifies as independent.

The Nominating Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Nominating Committee. A more complete description of the duties and responsibilities of the Nominating Committee is set out in the Nominating Committee’s Charter.

Identification and Evaluation of Director Nominees

In accordance with the Corporate Governance Guidelines, directors may be nominated by the Board or by shareholders in accordance with the Articles of the Company. The Nominating Committee will consider recommendations for director nominees made by shareholders and others and make recommendations to the Board in accordance with the policies and principles in the Nominating Committee’ Charter and the Corporate Governance Guidelines. For consideration by the Nominating Committee, the nominating shareholder or other person must provide the Company’s Chief Financial Officer and Corporate Secretary, Neal Shah, at the Company’s principal executive offices, with information about the nominee, including the detailed background of the suggested candidate. While the Nominating Committee has established no minimum qualifications, the Nominating Committee considers, among other factors, the nominee’s judgment, independence, relevant subject matter expertise, integrity, experience with businesses or other organizations of comparable size or industry and any other factors deemed relevant to the current needs of the Board, including those that promote diversity of age, gender, race, ethnicity, experience and background. Given the informal policy as described, the Nominating Committee believes that a formal, written policy and procedure with regard to consideration of director candidates recommended by shareholders is not necessary in order for the Nominating Committee to perform its duties.

The Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating Committee makes recommendations to the Board concerning the selection criteria to be used in seeking nominees for election to the Board. In the case of newly created directorships or vacancies, the Nominating Committee recommends to the Board candidates for election by the Board based on the skills, qualifications and experience of such candidates and in accordance with the policies and principles in its charter and the criteria described in the Corporate Governance Guidelines. As described above, the Nominating Committee considers properly submitted shareholder nominations for candidates for the Board. In considering director nominees proposed by shareholders, the Nominating Committee reviews the skills, qualifications and experience of the director nominees.

Outside of the participation of Mark A. Smith, the CEO, Dean C. Kehler and Michael G. Maselli on the Board as directors, no shareholder or shareholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, has recommended a nominee for election to the Board as of the date of this Information Circular.

Board Diversity

The Board has not adopted a written policy or set targets relating to the identification and nomination of diverse directors or executive officers as it does not believe, at the present time, that it is necessary for the Company to have a written policy. The Board is committed to nominating the best individuals with relevant board and industry experience to fill director roles and executive officer positions. The Board believes that diversity is important to ensure that Board members and senior management provide the necessary range of perspectives, experience and expertise required to achieve the Company’s goals and strategic objectives. The Board recognizes that gender diversity is a significant aspect of diversity and acknowledges the important role that women with appropriate and relevant skills and experience can play in contributing to diversity of perspective in the boardroom and in senior management roles.

The Board reviews the general and specific criteria applicable to candidates to be considered for nomination to the Board. The Board aims to maintain the composition of the Board in a way that provides the best mix of skill and experience to guide the Company’s long-term strategy and ongoing business operations. Accordingly, in searches for new directors or officers, the Board considers the level of gender and cultural representation and diversity within its leadership ranks, and this is just one of several factors used in its search process.

Currently, the Company has one female Board member, representing 14% of the Company’s directors, and no female executive officers.

Assessments

Pursuant to its charter, the Nominating Committee adopts a performance review process for the formal evaluation of Board and Board committee performance on an annual basis. Additionally, the charters of the Audit Committee, Nominating Committee, and Compensation Committee conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with their respective charters. Pursuant to their charters, the Audit Committee, Nominating Committee, and Compensation Committee shall annually review and reassess the adequacy of their charters and recommend to the Board any improvements to their charters that they consider necessary or valuable. Pursuant to its charter, the Safety and Sustainability Committee reviews and assesses, from time to time, its charter so as to ensure it is effectively carrying out its purpose and submits any proposed revisions to the Board for consideration and approval.

The Board has traditionally monitored, but not formally assessed, its performance or the performance of individual directors or committee members or their contributions. The Compensation Committee has, as part of its charter, the responsibility for evaluating, at least annually, the performance of the CEO and the Chairman of the Board. In the future, the Nominating Committee will consider appropriate processes for evaluations of individual directors and may review the processes adopted by similar sized public natural resource companies in order to assist it in this regard.

Board of Directors Tenure

The Board has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals nominated for election as directors as it does not believe that such a limit is in the best interests of the Company at this time. While term limits facilitate Board refreshment, they can also result in the loss of experience and expertise that is critical to the effective operation of the Board. Longer tenured directors can provide valuable insight into the Company and its operations. To ensure that the Board continues to evolve and benefit from fresh perspectives and ideas, the Nominating Committee evaluates the qualifications and contributions of each incumbent director before recommending the nomination of such director for an additional term. The Nominating Committee reviews and recommends to the Board, as necessary, retirement policies for directors.

Ethical Business Conduct

The Board expects management to operate the business of the Company in a manner that enhances shareholder value and is consistent with the highest level of integrity. Management is expected to execute the Company’s business plan and to meet performance goals and objectives according to the highest ethical standards.

In addition, directors and senior officers are bound by the provisions of the Company’s Articles and the Business Corporations Act (British Columbia) (the “BCBCA”), which set forth how any conflicts of interest are to be dealt with. In particular, any director who has a material interest in a particular transaction is required to disclose such interest and to refrain from voting with respect to the approval of any such transaction.

Insider Trading Policy

We have insider trading policies and procedures, as described below, applicable to our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards.

The Board has adopted an insider trading policy (the “Insider Trading Policy”) to help ensure, among other things: (i) that persons to whom the policy applies understand their obligations to preserve the confidentiality of “Material Nonpublic Information” (as defined in the Insider Trading Policy); (ii) strict compliance by all insiders with all requirements relating to the reporting of insider trading and with respect to trading when in possession of “Material Nonpublic Information”; and (iii) that individuals subject to scheduled and unscheduled blackout periods adhere to the restrictions on trading as set out in the Insider Trading Policy. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics applicable to our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.niocorp.com. If the Board amends the Code of Business Conduct and Ethics or grants a waiver, including an implicit waiver, from the Code of Business Conduct and Ethics, the Company will disclose the information on its internet website. The waiver information will remain on the website for at least 12 months after the initial disclosure of such waiver. Given the current size of the Company workforce, and the lack of significant operations, the Board monitors compliance through periodic discussions with executive management.

Board Role in Risk Oversight

Our Board is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks with enhancing the long-term value of the Company for the benefit of the shareholders. The Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the

Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Compensation Committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Board Leadership Structure

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s peer group and other relevant factors. Considering these factors, the Board has determined not to have a separate CEO and Chairman of the Board and to have a separate Lead Director who is independent. The Chairman of the Board is a non-executive position. The Board has determined that this structure is currently the most appropriate Board leadership structure for the Company. The Board noted the following factors in reaching its determination:

•	The Board acts efficiently and effectively under its current structure.

•	The structure of the same individual holding the positions of CEO and Chairman of the Board, with a separate, independent Lead Director, puts the Company in the best position to efficiently handle major issues facing the Company on a day-to-day and long-term basis, while ensuring that the Board is in the best position to have an independent director identify key risks and developments facing the Company and to have those risks and developments brought promptly to the Board’s attention.

•	This structure eliminates the potential for confusion and duplication of efforts at the highest executive level

•	Companies within the Company’s peer group utilize similar Board structures.

Fiscal 2024 Director Compensation

One of the directors serving on the Board (Mark A. Smith) is also a named executive officer. For a description of the compensation paid to Mr. Smith, see “Fiscal 2024 Summary Compensation Table” below.

The following table sets forth all compensation the Company granted to our directors, other than Mr. Smith, for the fiscal year ended June 30, 2024:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David C. Beling	$ —	$85,500	$ —	$85,500
Michael J. Morris	—	128,250	—	128,250
Nilsa Guerrero-Mahon	—	128,250	—	128,250
Peter Oliver	—	85,500	—	85,500
Dean C. Kehler	—	85,500	—	85,500
Michael G. Maselli	—	85,500	—	85,500
Anna Castner Wightman (2)	—	—	—	—
(1)	Reflects the grant date fair value of Options granted during the 2024 fiscal year, consisting of 75,000 Options each for Mr. Morris and Ms. Guerrero-Mahon, and 50,000 Options each for Messrs. Beling, Oliver, Kehler, and Maselli, in each case at an exercise price of $2.99 per share, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 11 in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. These Options were fully vested on the grant date and generally remain exercisable until three years after the grant date.
(2)	Ms. Wightman served as a member of the Board until January 19, 2024, and did not receive a grant of Options during the 2024 fiscal year.

For the fiscal year ended June 30, 2024, the directors of the Company did not receive any cash fees for serving on the Board. The directors of the Company have no standard compensation arrangements, or any other arrangements, with the Company, except as herein disclosed. Option grants are determined by the Compensation Committee on a discretionary basis each year. Executive officers of the Company who also act as directors of the Company do not receive any additional compensation for services rendered in such capacity. See “Fiscal 2024 Summary Compensation Table” below.

The aggregate number of Option awards outstanding at the end of fiscal year 2024 for each non-employee director who served during fiscal 2024 was as follows: Mr. Beling, 117,500 Options; Mr. Morris, 157,500 Options; Ms. Guerrero-Mahon, 150,000 Options; Mr. Oliver, 140,000 Options; Mr. Kehler, 50,000 Options; and Mr. Maselli, 50,000 Options. As of June 30, 2024, all the above Options were 100% vested.

Communications with Directors

We have a formal process for shareholder communications with the Board included in the Corporate Governance Guidelines to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been good. As outlined in the Corporate Governance Guidelines, a shareholder may submit any written communication to the Board, any individual director or the independent directors as group to us at our corporate offices, to the attention of Neal Shah, Chief Financial Officer and Corporate Secretary or via email to corpsecretary@niocorp.com by indicating in the “ATTN:” line of the envelope or the subject line of the email, as applicable, whether the communication is direct to the Board, an individual director or the independent directors as a group. The Chief Financial Officer and Corporate Secretary routinely filters communications that are solicitations, complaints, unrelated to the Company or the Company’s business, inappropriate or determined to pose a possible security risk to the addressee.

EXECUTIVE OFFICERS

As of January 30, 2025, the executive officers of the Company, their ages, their business experiences and their principal occupations during the past five years were as follows:

Name	Age	Position	Date of Appointment
Mark A. Smith	65	Chief Executive Officer, President, Executive Chairman and Director	Chief Executive Officer and Director: September 23, 2013 President and Executive Chairman: May 31, 2015

Neal Shah	50	Chief Financial Officer and Corporate Secretary	Chief Financial Officer: July 1, 2016 Corporate Secretary: December 3, 2021
Scott Honan	54	Chief Operating Officer	May 6, 2014
Jim Sims	63	Chief Communications Officer	November 2, 2015

Executive officers serve at the pleasure of the Board. The following sets forth a brief description of the business experience of each executive officer of the Company:

Mark A. Smith – Executive Chairman, Director, President and Chief Executive Officer

Please see the description of Mr. Smith’s business experience under “Particulars of Matters to Be Acted Upon – I – Election of Directors,” above.

Neal Shah – Chief Financial Officer and Corporate Secretary

Mr. Shah joined NioCorp in September 2014 as Vice President of Finance and now serves as the Company’s Chief Financial Officer (“CFO”) and Corporate Secretary. Mr. Shah served as Finance Manager at Covidien Ltd., a medical device company since acquired by Medtronic, from May 2014 through September 2014. From April 2011 until May 2014, he held the positions of Senior Manager of Corporate Development and M&A and more recently the Director of Strategy and Business Planning at Molycorp. Mr. Shah graduated from the University of Colorado with a BSc in Mechanical Engineering in 1996, and from Purdue University with an MBA in 2002. Since the completion of his MBA, Mr. Shah also held key finance roles with Intel Corporation and IBM.

Scott Honan – Chief Operating Officer

Mr. Honan joined NioCorp in May 2014 as Vice President, Business Development, and since July 2020, has served as the Company’s Chief Operating Officer. He also serves as President of Elk Creek Resources Corporation, the NioCorp subsidiary that is developing the Elk Creek Project in Nebraska. Prior to his work at NioCorp, Mr. Honan served in several leadership capacities at Molycorp from February 2001 until May 2014, including as Vice President/Director Health, Environment, Safety and Sustainability and General Manager and Environmental Manager from July 2011 to May 2014. With over 30 years of experience in the gold and rare earth industries, Mr. Honan is a graduate of Queen’s University in Mining Engineering in both Mineral Processing (B.Sc. Honors) and Environmental Management (M.Sc.) disciplines.

Jim Sims – Chief Communications Officer

Mr. Sims has more than 30 years of experience in devising and executing marketing, media relations, public affairs, and investor relations operations for companies in the mining, chemical, manufacturing, utility, and renewable energy sectors. He joined NioCorp in November 2015 as Vice President, External Affairs, and now serves in a new role for the Company as its Chief Communications Officer, effective June 7, 2022. Prior to NioCorp, Mr. Sims served for more than five years as Director (and then Vice President) of Corporate Communications for Molycorp from March 2010 through November 2015. Since May 2016, Mr. Sims has also served as Director of Investor and Public Relations for IBC. Mr. Sims was President and CEO of Policy Communications, Inc. from 1998 until 2010, and served as White House Director of Communications for the Energy Policy Development Group. A former U.S. Senate Chief of Staff, he is the co-founder and former Executive Director of the Geothermal Energy Association, and he has served as Board Chairman of the Rare Earth Technology Alliance. He is an honors graduate of Georgetown University.

EXECUTIVE COMPENSATION

The following table sets out the compensation for the fiscal years ended June 30, 2024 and 2023, for the individual who served as the Company’s CEO during fiscal year 2024, as well as the Company’s two other most highly compensated executive officers other than the CEO who were serving at the end of the last fiscal year (collectively, the “named executive officers”):

Fiscal 2024 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Total ($)
Mark A. Smith, Chief Executive Officer, President (2)	2024	325,000	—	641,250	$966,250
	2023	304,000	100,000	216,300	620,300
Scott Honan, Chief Operating Officer	2024	280,000	—	427,500	707,500
	2023	265,000	50,000	123,600	438,600
Neal Shah, Chief Financial Officer and Corporate Secretary	2024	250,000	—	427,500	677,500
	2023	227,500	50,000	123,600	401,100
(1)	Reflects the grant date fair value of the Options granted during the reported fiscal years. Fiscal year 2024 grants consisted of 375,000 Options for Mr. Smith and 250,000 Options for each of Messrs. Honan and Shah, in each case at an exercise price of $2.99 per share. Fiscal year 2023 grants consisted of 70,000 Options for Mr. Smith and 40,000 Options for each of Messrs. Honan and Shah, in each case at an exercise price of $6.95 per share. Grant date fair values were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 11 in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024. These Options were fully vested on the grant date and generally remain exercisable until a period of three or five years after the grant date.

(2)	Disclosed amounts were paid to 76 Resources, LLC, an entity controlled by Mr. Smith, as further described below under “Employment Agreements and Severance Arrangements.”

 Narrative Disclosure to Summary Compensation Table

Compensation Governance

The Compensation Committee determines the amount of compensation for the Company’s executives, which is designed to reflect the need to provide incentives and compensation for the time and effort expended by the executives while taking into account the financial and other resources of the Company. The Compensation Committee has the authority to engage and compensate, at the expense of the Company, any outside advisor that it determines to be necessary to permit it to carry out its duties (including compensation consultants and advisers), and generally utilized information provided by Insperity PEO Services LP (“Insperity”), the Company’s Professional Employer Organization, in February 2023, to assess employee salaries relative to industry and market peers and engaged Bedford Resources Inc. (“Bedford”) in November 2023 to provide competitive data in executive compensation. The Company has assessed the independence of both Insperity and Bedford and has found no conflicts of interest raised by their work.

Compensation Program Design

The Board, in conjunction with the Compensation Committee, determines compensation and rewards to senior management on the basis of individual and corporate performance, both in the short term and the long term, while at the same time being mindful of the responsibility that the Company has to its shareholders. In general, the Compensation Committee considers that its compensation program should be relatively simple in concept, given the current stage of the Company’s development, and that its focus should be balanced between reasonable current compensation and longer-term compensation tied to performance of the Company as a whole.

The Compensation Committee has not established a formal set of benchmarks or performance criteria to be met by the Company’s named executive officers; rather, the members of the Compensation Committee use the information provided by Insperity and Bedford, and their own subjective assessments of the level of success of the Company to determine, collectively, whether or not the named executive officers are successfully achieving the Company’s business plan and strategy and the degree to which they have performed in that regard. The Compensation Committee has not established any set or formal formula for determining named executive officer compensation, either as to the amount thereof or the specific mix of compensation elements, and compensation (and adjustments from time to time) is set through informal discussions at the Compensation Committee level.

Key Elements of Named Executive Officer Compensation

Base Salaries

The members of the Compensation Committee use their own experience and familiarity with the industry, and consider the factors described above, to determine what they believe to be reasonable base salaries for our named executive officers. The base salaries of the named executive officers are set at levels which are considered by the members of the Compensation Committee to be competitive, thereby enabling the Company to compete for and retain executives critical to the long-term success of the Company. Initially, base salaries (or, for Mr. Smith, base consulting fees) are set through negotiation when executive officers join the Company (with direct input from the Compensation Committee) and are subsequently reviewed each fiscal year to determine if adjustments are required.

Bonus Compensation

The Board has discretion, where deemed appropriate and financially affordable for the Company, to grant a cash bonus to a named executive officer based on the performance of both the individual named executive officer and the Company. No cash bonuses were approved or paid for the named executive officers for fiscal year 2024.

Option-Based Awards

The incentive portion of each named executive officer’s compensation package consists primarily of Options awarded under the NioCorp Developments Ltd. Long-Term Incentive Plan, as amended (the “2017 Amended Long-Term

Incentive Plan”). Share ownership opportunities through the grant of Options are provided to align the interests of senior management of the Company with the longer-term interests of the shareholders of the Company.

The 2017 Amended Long-Term Incentive Plan is administered by the Compensation Committee, and is intended to advance the interests of the Company through the motivation, attraction and retention of officers and other key employees, directors and consultants of the Company and affiliates of the Company and to secure for the Company and its shareholders the benefits inherent in the ownership of Common Shares of the Company by officers and other key employees, directors and consultants of the Company and affiliates of the Company. Grants of Options under the 2017 Amended Long-Term Incentive Plan are proposed and recommended by the CEO and reviewed by the Compensation Committee, or are proposed by the Compensation Committee. The Compensation Committee can approve, modify, or reject any proposed grants, in whole or in part. In general, the allocation of available Options among the eligible participants in the 2017 Amended Long-Term Incentive Plan is on an ad hoc basis, and there is no set formula for allocating available Options, nor is there any fixed benchmark or performance criteria to be achieved in order to receive an award of or vest in Options.

The Compensation Committee does not consider the accounting value of any such Option grants in determining the number of Options to award to any individual, as any such “value” is an accounting measure that is not relevant to incentivizing the individual. The timing of the grants of Options is determined by the Compensation Committee, and there is no regular interval for the awarding of Option grants. In general, a higher level of responsibility will result in a larger grant of Options. Because the number of Options available is limited, in general, the Compensation Committee aims to have individuals at what it subjectively considers to be the same levels of responsibility holding equivalent numbers of Options, with additional grants being allocated for individuals who the Compensation Committee believes are in a position to more directly affect the success of the Company through their efforts.

The Compensation Committee looks at the overall number of Options held by an individual (plus the exercise prices and remaining terms of existing Options and whether any previously granted Options have expired out of the money or were exercised) and takes such information into consideration when reviewing proposed new grants. After considering the CEO’s recommendations, if any, and the foregoing factors, the resulting proposed Option grant is then submitted to the Board for final approval.

During the fiscal year ended June 30, 2024, the Compensation Committee approved all recommendations for the grant of Options proposed by management, and the named executive officers were granted the following number of Options effective February 15, 2024, each with an exercise price per share of $2.99 per share: Mr. Smith, 375,000 Options; Mr. Honan, 250,000 Options; and Mr. Shah, 250,000 Options. These Options were fully vested and exercisable on the grant date and generally remain exercisable until five years after the grant date.

On March 28, 2024, the Board approved a modification to Options previously issued on March 27, 2023, with dual strike prices of $6.95 and C$9.52, under which the option to exercise in C$ was removed. No other terms or conditions were amended by the Board.

Employment Agreements and Severance Arrangements

The Company and KMSmith, LLC (“KMSmith”), an entity controlled by Mark A. Smith, entered into a Consulting Agreement effective September 23, 2013 (as amended, the “Smith Agreement”). On August 31, 2020, the Company, KMSmith and 76 Resources, Inc., an entity controlled by Mr. Smith, entered into a Contract Assignment and Novation Agreement, pursuant to which KMSmith assigned all of its rights under the Smith Agreement to 76 Resources, Inc. and 76 Resources, Inc. assumed all of KMSmith’s obligations under the Smith Agreement by novation. On August 1, 2021, the Company, 76 Resources, Inc. and 76 Resources, LLC, an entity controlled by Mr. Smith, entered into a Contract Assignment and Novation Agreement, pursuant to which 76 Resources, Inc. assigned all of its rights under the Smith Agreement to 76 Resources, LLC and 76 Resources, LLC assumed all of 76 Resources, Inc.’s obligations under the Smith Agreement by novation. Under the terms of the Smith Agreement, 76 Resources, LLC (as ultimate successor in interest to KMSmith), through Mr. Smith, performs the duties and responsibilities of the CEO of the Company and related services, for an indefinite term at a base rate of $325,000 per year, generally payable in equal monthly installments of $27,083. Any bonuses and incentive payments are payable at the discretion of the Board. Mr. Smith is eligible to receive Options under the 2017 Amended Long-Term Incentive Plan, as determined by the Board.

The Company may terminate the Smith Agreement at any time without notice or payment if (1) 76 Resources, LLC commits a material breach of the Smith Agreement (subject to a cure period in certain circumstances), (2) Mr. Smith dies or becomes permanently disabled, or (3) certain other “for cause” scenarios occur (as further described in the Smith Agreement). In the event the Smith Agreement is terminated by the Company for any other reason or if 76 Resources, LLC terminates the Smith Agreement on the occurrence of a Triggering Event, the Company shall pay 76 Resources, LLC a lump sum termination fee equal to the base fee in effect at the termination date as well as the average of any annual bonuses or other cash incentive payments for two calendar years immediately preceding the year the termination occurs. A “Triggering Event” is defined as: a substantial change in the nature of services to be performed by 76 Resources, LLC; a material breach by the Company of the Smith Agreement that is not remedied within 30 days of notice; the cessation of the Company as a going concern; the failure of the Company to pay a material amount due pursuant to the Smith Agreement within 30 days of the due date; or a material reduction in base fee or any other form of compensation payable by the Company to 76 Resources, LLC, except where all senior executives or consultants of the Company are subject to relatively similar reductions in such values. 76 Resources, LLC may terminate the Smith Agreement for a reason other than a Triggering Event on 90 days’ written notice and, should the Company immediately accept such termination notice, it shall pay 76 Resources, LLC the sum of $69,904. Should a change of control of the Company occur (as that term is defined in the Smith Agreement) and, within one year, either a Triggering Event occurs and 76 Resources, LLC terminates the Smith Agreement or 76 Resources, LLC’s engagement is terminated by the Company under circumstances that would give rise to a termination payment in the absence of a change of control, then 76 Resources, LLC shall be entitled to receive an amount equal to the base fee in effect at the termination date as well as the average of any annual bonuses or other cash payments for two calendar years immediately preceding the year the termination occurs. In the event 76 Resources, LLC is entitled to a termination payment with respect to a change of control, any Options previously granted to Mr. Smith shall become fully vested and shall remain exercisable for the original term of grant despite a termination of the services of 76 Resources, LLC. Termination payments under the Smith Agreement are generally contingent on a release of claims by 76 Resources, LLC. The Smith Agreement also includes customary confidentiality and six-month employee non-solicitation provisions.

If the Smith Agreement had been terminated by the Company for any reason other than as set out in the Smith Agreement, if 76 Resources, LLC terminated the Smith Agreement on the occurrence of a Triggering Event, or had a change of control of the Company occurred and within one year, either a Triggering Event occurred and 76 Resources, LLC terminated the Smith Agreement or 76 Resources, LLC’s engagement was terminated by the Company without the occurrence of a Triggering Event, for any reason other than as set out in the Smith Agreement, effective as of June 30, 2024, 76 Resources, LLC (as ultimate successor in interest to KMSmith) would have been entitled to a payment of $375,000.

As previously disclosed, on September 25, 2022, in connection with our entry into the Business Combination Agreement, Messrs. Shah and Honan (the “Covered Officers”) entered into employment agreements with a United States affiliate (the “U.S. Affiliate”) of the Company (the “Employment Agreements”). The Employment Agreements became effective as of the Closing, and will continue until either the Covered Officer or the U.S. Affiliate terminates the Covered Officer’s employment for any reason. Pursuant to the Employment Agreements, Mr. Shah continues to serve as Chief Financial Officer of the Company, and Mr. Honan continues to serve as the COO of the Company and serves as President of the U.S. Affiliate.

The Employment Agreement for Mr. Shah provides for an initial annual base salary of $220,000 per year, and Mr. Honan’s Employment Agreement provides for an initial annual base salary of $260,000 per year. The annual base salary rates for the Covered Officers will be reviewed at least annually for potential increases. The base salary rates of Messrs. Shah and Honan were increased in fiscal 2023 to $250,000 for Mr. Shah and $280,000 for Mr. Honan. The Employment Agreements also provide each of the Covered Officers with eligibility to participate in (1) any annual cash bonus plan and/or any long-term incentive compensation plan as may be established by the U.S. Affiliate or its affiliates, and (2) any employee benefit plan, program, or policy of the U.S. Affiliate or its affiliates as may be in effect for senior executives of the U.S. Affiliate or its affiliates generally. The Employment Agreements also include the following additional features: (1) severance benefits upon certain qualifying terminations of employment, consisting of: (a) for a qualifying termination of the Covered Officer’s employment by the U.S. Affiliate without Cause (as such term is defined in the Employment Agreements) that does not occur within two years after a Change in Control of the U.S. Affiliate (as defined in the Employment Agreements), certain accrued obligations, plus 12 months of salary continuation, and (b) for a qualifying termination of the Covered Officer’s employment by the U.S. Affiliate without Cause or by the Covered Officer for Good Reason (as such term is defined in the Employment

Agreements) that occurs within two years after a Change in Control (a “Change in Control Termination”), certain accrued obligations, and a lump sum cash amount equal to two times the Covered Officer’s annual base salary as in effect at the time of such termination; and (2) a requirement that each Covered Executive execute a customary release of claims in favor of the U.S. Affiliate to receive severance compensation. In connection with the Covered Officers entering into the Employment Agreements each Covered Officer also entered into a restrictive covenant agreement (a “Restrictive Covenant Agreement”). The Restrictive Covenant Agreements include customary restrictive covenants, including non-competition and non-solicitation obligations that remain in effect both during the employment term and for one year following termination of the Covered Officer’s employment other than a Change in Control Termination (in which case the period will be two years following such Change in Control Termination), as well as other customary restrictive covenants, such as confidentiality provisions.

Stock Options Under the 2017 Amended Long-Term Incentive Plan

In accordance with the 2017 Amended Long-Term Incentive Plan, the Company granted Options to its named executive officers during the Company’s 2024 fiscal year; no other equity-based awards were granted to the named executive officers during the 2024 fiscal year.

The following table sets forth the outstanding equity awards for each named executive officer at June 30, 2024. The Company has not granted full value stock-based awards to any of its named executive officers.

Outstanding Equity Awards at 2024 Fiscal Year End

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Mark A. Smith	12/17/2021	65,000	—	$9.94	(1)	12/17/2024
	03/27/2023	70,000	—	6.95		03/27/2026
	02/15/2024	375,000	—	2.99		02/15/2029
Scott Honan	12/17/2021	30,000	—	9.94	(1)	12/17/2024
	03/27/2023	40,000	—	6.95		03/27/2026
	02/15/2024	250,000	—	2.99		02/15/2029
Neal Shah	12/17/2021	30,000	—	9.94	(1)	12/17/2024
	03/27/2023	40,000	—	6.95		03/27/2026
	02/15/2024	250,000	—	2.99		02/15/2029

(1) Option exercise price based on a spot exchange rate of C$1.3687 to US$1.00 on June 30, 2024.

 Retirement Plan Benefits

Messrs. Honan and Shah are each eligible to participate in the Company’s 401(k) savings plan, which is designed to reward continued employment with the Company and assist participants with financial preparation for retirement. All amounts credited under the 401(k) savings plan relate to participant contributions. The Company does not currently make matching or other contributions to the 401(k) savings plan.

Termination and Change of Control Benefits

Except as described above, the Company has not entered into any plans or arrangements in respect of remuneration received or that may be received by the named executive officers in respect of compensating such officers or directors in the event of a change of control, termination of employment (as a result of resignation, retirement, change of control, etc.) or a change in responsibilities following a change of control. Options are generally subject to clawback provisions, and provide for post-employment exercise periods, pursuant to the terms of such awards and the 2017 Amended Long-Term Incentive Plan.

EQUITY COMPENSATION PLANS

The Company has maintained equity compensation plans under which Options have been granted. Option grants have been determined by the Company’s directors and are only provided in compliance with applicable laws and regulatory policy. The following information is provided with respect to compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance as of June 30, 2024.

Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)

Equity Compensation Plans Approved by Security Holders (1)	2,495,500	$4.78	1,310,764 (2)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total(3)	2,495,500	$4.78	1,310,764 (3)

(1)	Represents Options granted pursuant to the 2017 Amended Long-Term Incentive Plan.

(2)	Generally, the aggregate number of Common Shares reserved for issuance to participants under the 2017 Amended Long-Term Incentive Plan, together with all other security-based compensation arrangements of the Company may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. Common Shares subject to any grant (or any portion thereof) that are issued upon exercise or settlement, forfeited, surrendered, cancelled, unearned, or otherwise terminated will again be available for grant under the 2017 Amended Long-Term Incentive Plan.

(3)	As of the date of this Information Circular there are: (i) 3,063,000 outstanding securities awarded under the 2017 Amended Long-Term Incentive Plan representing 6.96% of the Company’s currently issued and outstanding Common Shares; and (ii) 1,338,079 remaining securities available for grant representing 3.04% of the Company’s currently issued and outstanding Common Shares.

 Description of the 2017 Amended Long-Term Incentive Plan

On January 19, 2024, NioCorp’s shareholders approved the adoption of certain amendments to the 2017 Amended Long-Term Incentive Plan. Under the 2017 Amended Long-Term Incentive Plan, the Board may in its discretion from time-to-time grant stock options, share units (in the form of restricted share units (“RSUs”) and performance share units (“PSUs”) and dividend equivalents to non-employee directors, employees and certain other service providers (as further described in the 2017 Amended Long-Term Incentive Plan) of the Company and affiliated entities selected by the Board. Subject to adjustment as provided in the 2017 Amended Long-Term Incentive Plan, the aggregate number of Common Shares that may be reserved for issuance to participants under the 2017 Amended Long-Term Incentive Plan, together with all other security-based compensation arrangements of the Company, may not exceed 10% of the issued and outstanding Common Shares from time to time, and the Common Shares reserved for issuance upon settlement of share units shall not exceed 5% of the issued and outstanding Common Shares from time to time. Further, the aggregate number of Common Shares reserved for issuance to any one participant under the 2017 Amended Long-Term Incentive Plan, together with all other security-based compensation arrangements of the Company, must not exceed 5% of the then issued and outstanding Common Shares (on a non-diluted basis). The maximum number of Common Shares (1) issued to insiders (for purposes of the Toronto Stock Exchange Company Manual) within any one-year period and (2) issuable to insiders at any time, under the 2017 Amended Long-Term Incentive Plan, or when combined with the Company’s other security-based compensation arrangements, will not exceed 10% of the number of the then issued and outstanding Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iv) deals at arm’s length with and is not affiliated with the Company, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vi) is not an insurer that carries on business in Canada and elsewhere, (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act), and (viii) has not entered into a “derivative forward agreement” (as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e. speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. The tax consequences of acquiring, holding and disposing of Common Shares will vary according to the U.S. Resident Holder’s particular circumstances. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Share unless the Common Share is “taxable Canadian property” of the U.S. Resident Holder for the purposes of the Canadian Tax Act at the time of disposition and the U.S. Resident Holder is not entitled to an exemption under the Convention. In addition, capital losses arising on a disposition or deemed disposition of a Common Share will not be recognized under the Canadian Tax Act, unless the Common Share constitutes “taxable Canadian property” (as defined in the Canadian Tax Act) at the time of disposition and the U.S. Resident Holder is not entitled to relief under the Convention.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the Nasdaq) unless, at any time during the 60-month period that ends at the particular time both of the following conditions are concurrently met:

(i)	25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of:

a.	the U.S. Resident Holder,

b.	persons with whom the U.S. Resident Holder did not deal at arm’s length, and

c.	partnerships in which the U.S. Resident Holder or a person referred to in clause (b) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)	more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Notwithstanding the foregoing, Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

PAY VERSUS PERFORMANCE

The following Pay Versus Performance table (“PVP Table”) provides information about compensation for this Information Circular’s named executive officers, as well as our named executive officers from our Management Information and Proxy Circular for the annual general meetings of shareholders of the Company held on December 15, 2022 and January 19, 2024 (each of fiscal years 2022, 2023, and 2024, a “Covered Year”) as required by the pay versus performance rules (“PVP”) adopted by the SEC in August 2022. We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs”. The PVP Table also provides information about the results for certain measures of performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•	The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or the Summary Compensation Tables for the two prior fiscal years), without adjustment, calculated in substantially the same manner as required under SEC rules;

•	As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts do not necessarily reflect the final compensation that our NEOs actually earned or walked away with for their service in the Covered Years, respectively; and

•	As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute total shareholder return (“TSR”) results and our U.S. generally accepted accounting principles net income results during the Covered Years.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our principal executive officer, or “PEO,” and, on an average basis, the compensation of our other named executive officers, or “Non-PEO NEOs,” for each of the fiscal years ended June 30, 2024, 2023, and 2022, as such compensation relates to our financial performance for each such fiscal year.

Mark A. Smith was our PEO for the full year for each of the Covered Years. Our non-PEO NEOs for fiscal year 2024 and 2023 were Scott Honan and Neal Shah. Our Non-PEO NEOs for fiscal year 2022 were Scott Honan, Neal Shah, and Jim Sims.

Year(a)	Summary Compensation Table (“SCT”) Total for PEO ($)(b)(1)	Compensation Actually Paid to PEO ($)(c)(1)(2)	Average SCT Total for Non-PEO NEOs ($)(d)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(f)(3)	Net Loss Attributable to the Company (in thousands) ($)(g)
2024	966,250	966,250	692,500	692,500	$12.72	$(11,435)
2023	620,300	620,300	419,850	419,850	$36.84	$(40,080)
2022	553,471	553,471	351,704	351,704	$53.30	$(10,887)

(1)	For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted) (1)	2024
For Mr. Smith:
- SCT “Stock Awards” column value	—
- SCT “Option Awards” column value	($641,250)
+ Covered Year-end fair value of outstanding unvested equity awards granted in Covered Year	—
+/- change in fair value (from prior fiscal year-end to Covered Year-end) of outstanding unvested equity awards granted in prior years	—
+ vesting date fair value of equity awards granted and vested in Covered Year	641,250
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	—
- prior year-end fair value of equity awards granted in prior years and forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	—

For Non-PEO NEOs (Average):
- SCT “Stock Awards” column value	—
- SCT “Option Awards” column value	($427,500)
+ Covered Year-end fair value of outstanding unvested equity awards granted in Covered Year	—
+/- change in fair value (from prior fiscal year-end to Covered Year-end) of outstanding unvested equity awards granted in prior years	—
+ vesting date fair value of equity awards granted and vested in Covered Year	427,500
+/- change in fair value (from prior year-end to vesting date) of prior-year equity awards vested in Covered Year	—
- prior year-end fair value of equity awards granted in prior years and forfeited in Covered Year	—
+ includable dividends/earnings on equity awards during Covered Year	—

(2)	For each Covered Year, our TSR was calculated based on the yearly percentage change in our cumulative TSR on our Common Shares, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq on June 30, 2021 through and including the last day of the fiscal year covered (each one-, two-, or three-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing share price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of fiscal years 2024, 2023 and 2022, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

Net loss attributable to the Company decreased significantly during fiscal 2024, as the net loss for fiscal 2023 included costs associated with the Transactions, as defined herein. CAP for our PEO and the average CAP for our Non-PEO NEOs during the same fiscal year increased, reflecting the impact of the non-cash fair value of Options issued during fiscal 2024. Net loss attributable to the Company increased significantly during fiscal year 2023, reflecting costs associated with the Transactions, while CAP for our PEO and the average CAP for our Non-PEO NEOs increased slightly for the same fiscal year.

Because we are not a production stage mining company, we did not have any revenue from continuing operations during the periods presented. As described in more detail above in the section “Compensation Program Design,” we currently utilize subjective assessments of executive performance, and we have not historically focused on net loss as a performance measure for our executive compensation programs. TSR declined across all three fiscal years and CAP for our PEO and the average CAP for our Non-PEO NEOs increased.

The following chart provides, across the Covered Years, descriptions of the relationships between the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and our TSR.

PERFORMANCE GRAPH

The following graph compares total cumulative shareholder return for $100 invested in Common Shares from July 1, 2019 to June 30, 2024, with cumulative total returns for the S&P/TSX Composite Index and S&P/TSX Mining Index:

Overall, the Company’s cumulative return for the five-year period ended below the range of returns for the two selected indices. As an exploration stage company, executive officer compensation has not historically been adjusted to reflect share performance trends. Compensation to executive officers remained flat from 2013 through February 2023, except for increases supported by additional job responsibilities and/or job promotions. Effective September 1, 2019, the Board approved a 10% base rate increase for all NioCorp employees and effective April 1, 2023, the Compensation Committee approved a base rate average increase of 12% for all NioCorp employees.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

None of our directors or executive officers, proposed nominees for election as directors or associates of any of them, is or has been indebted to the Company or our subsidiaries at any time since the beginning of the most recently completed financial year, and no indebtedness remains outstanding as at the date of this Information Circular.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of these persons, has any material interest, direct or indirect, in any transaction since the commencement of our last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of our subsidiaries, other than Mark A. Smith, 7000 S. Yosemite Street, Suite 115, Centennial, CO 80112, as disclosed herein under the heading “Certain Relationships and Related Person Transactions.”

An “informed person” means:

(a)	a director or executive officer of the Company;

(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company;

(c)	any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and

(d)	the Company, if it has purchased, redeemed or otherwise acquired any of its securities, so long as it holds any of its securities.

MANAGEMENT CONTRACTS

The management functions of the Company are not to any substantial degree performed by any person other than the executive officers and directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

The following sets forth certain information regarding transactions between the Company (and its subsidiaries) and its officers, directors and significant shareholders. There have been no other transactions since the end of the Company’s most recently completed fiscal year and there are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (for purposes of Item 404 of Regulation S-K) had or will have a direct or indirect material interest.

Loan Transactions:

Mr. Smith is our Chief Executive Officer, President, Executive Chairman, and Director. On January 16, 2017, the Company and Mr. Smith entered into a credit agreement (the “Smith Credit Agreement”) pursuant to which Mr. Smith agreed to make available to the Company a credit facility of initially up to $2,000,000. On January 17, 2020, the Company entered into an amending agreement to the Smith Credit Agreement, increasing the limit of the credit facility to $2,500,000 from the previous limit of $2,000,000. On April 3, 2020, the Smith Credit Agreement was amended to increase the limit of the credit facility to $3,000,000 and on June 10, 2020, the Smith Credit Agreement was amended to increase the limit of the credit facility to $3,500,000. In addition, on June 10, 2020, the maturity date for the Smith Credit Agreement was extended to December 15, 2020. On December 14, 2020, the maturity date for the Smith Credit Agreement was extended to December 15, 2021. On December 13, 2021, the maturity date for the Smith Credit Agreement was extended to June 30, 2022. On June 29, 2022, the maturity date for the Smith Credit Agreement was extended to June 30, 2023. On February 28, 2023, the Smith Credit Agreement was amended to increase the borrowing limit to $4,000,000 from the previous limit of $3,500,000. The Company subsequently drew down $1,130,000, leaving an available balance under the Smith Credit Agreement of $52,000.

The largest aggregate amount of principal outstanding under the Smith Credit Agreement during the year ended June 30, 2023, was $3,130,000. Principal repayments of $3,130,000 were made under the Smith Credit Agreement during the year ended June 30, 2023. In addition, interest payments of $183,343 were paid under the Smith Credit Agreement during the year ended June 30, 2023, and $0 of interest remained payable as of June 30, 2023. As of June 30, 2023, all principal and accrued interest outstanding under the Smith Credit Agreement had been repaid and the Smith Credit Agreement expired on June 30, 2023. Accounts payable and accrued liabilities as of June 30, 2024, includes $28,250 of origination fees payable under the Smith Credit Agreement.

On September 11, 2024, the Company and Mr. Smith entered into a Loan Agreement (the “Smith Loan Agreement”) pursuant to which Mr. Smith agreed to make available to the Company a non-revolving, multiple draw credit facility of up to $2,000,000 (the “Loan”). The Loan is non-revolving and amounts paid back under the terms of the Smith Loan Agreement do not again become available for drawdowns at the request of the Company.

The Company will pay interest to Mr. Smith on amounts outstanding under the Loan and on any overdue interest at a rate equal to 10% per annum, calculated monthly in arrears, through to the date of repayment of the Loan. Mr. Smith will also receive an establishment fee equal to 2.5% of the amount of any drawdown payable at the time of the drawdown as consideration of the advancement of such drawdown. Any outstanding balance on the Loan, including accrued interest, shall be immediately due and payable by the Company on the earlier of the date of expiration of the Smith Loan Agreement on June 30, 2025, and the occurrence of an event of default thereunder, (the “Due Date”). The Company can repay the Loan at any time without notice and without penalty, but any amount of principal or interest repaid by the Company prior to the Due Date will be subject to an early payment fee of 2.5% of the value of any such payment. Amounts outstanding under the Smith Loan Agreement are secured by all of the Company’s assets pursuant to a general security agreement between the Company and Mr. Smith, dated September 11, 2024.

As of January 30, 2024, no principal or interest remained outstanding under the Loan. The largest aggregate amount of principal outstanding under the Smith Loan Agreement during the period ended January 30, 2025, was $504,000. During the period ended January 30, 2025, the Company repaid $4,200 of interest and $50,400 of principal outstanding under the Loan, and $41,000 related to origination fees payable.

Related Person Transactions Entered into in Connection with the Transactions

On March 17, 2023 (the “Closing Date”), we consummated the transactions contemplated by the previously-announced Business Combination Agreement, dated as of September 25, 2022 (the “Business Combination Agreement”), among NioCorp, GXII and Big Red Merger Sub Ltd. The transactions contemplated by the Business Combination Agreement, including the Reverse Stock Split, are referred to, collectively, as the “Transactions.” After consideration of GXII expenses incurred in connection with the Transactions, the Company acquired net cash of approximately $2.2 million and assumed net liabilities of approximately $0.4 million. We also assumed Private Warrant liabilities and the Earnout Shares liability, which were initially recorded at their non-cash fair market value of approximately $3.0 million and approximately $13.2 million, respectively. The Company incurred expenses related to the Transactions of approximately $6.8 million, all of which were recorded as other operating expenses.

In connection with the Closing, GXII as the surviving entity of the mergers that occurred on the Closing Date as part of the Transactions, changed its name to Elk Creek Resources Corp. and became an indirect, majority-owned subsidiary of NioCorp, with the pre-combination public shareholders of GXII receiving Common Shares based on a fixed exchange ratio of 11.1829212 (or 1.11829212 after giving effect to the Reverse Stock Split) (the “Exchange Ratio”) Common Shares for each Class A common share of GXII held and not redeemed, and the GXII founders receiving shares of Class B common stock of ECRC based on the Exchange Ratio. Pursuant to the Business Combination Agreement, the Sponsor Support Agreement, dated as of September 25, 2022 (as amended, supplemented or otherwise modified, the “Sponsor Support Agreement”), by and among GXII, NioCorp, the Sponsor and certain other stockholders of GXII, and the Exchange Agreement, dated as of March 17, 2023 (as amended, supplemented or otherwise modified, the “Exchange Agreement”), by and among NioCorp, ECRC and the Sponsor, after the Closing, the GXII founders have the right to exchange such shares of Class B common stock of ECRC for Common Shares on a one-for-one basis, subject to certain equitable adjustments, under certain conditions. Of the issued and outstanding shares of Class B common stock of ECRC: (a) 4,565,808 shares (the “Vested Shares”) are exchangeable at any time, and from time to time, until the tenth anniversary of the Closing Date; (b) 1,695,798 shares (the “Tranche I Earnout Shares”) are not exchangeable until the volume-weighted average price of the Common Shares on the principal securities exchange for the Common Shares as reported by Bloomberg (“VWAP”) equals or exceeds approximately $12.00 per share for 20 of any 30 consecutive trading days during the period from the Closing through, and including, the tenth anniversary of the Closing Date (such period, the “Earnout Share Period”) on any stock exchange on which the Common Shares are then trading; and (c) 1,695,798 shares (the “Tranche II Earnout Shares”) are not exchangeable until the VWAP of the Common Shares equals or exceeds approximately $15.00 per share for 20 of any 30 consecutive trading days during the Earnout Share Period on any stock exchange on which the Common Shares are then trading. All of the shares of Class B common stock of ECRC were issued to GX Sponsor II LLC (the “Sponsor”) in respect of shares of Class B common stock of GXII that were originally issued to the Sponsor for $25,000 in the aggregate. In connection with the Closing, the Sponsor distributed all of the outstanding shares of Class B common stock of ECRC to its members, including Messrs. Maselli and Kehler, for no additional consideration, and such members joined the Sponsor Support Agreement and the Exchange Agreement, as parties thereto.

In connection with the Closing, pursuant to the Business Combination Agreement, the Company assumed the Warrant Agreement, dated as of March 17, 2021 (the “GXII Warrant Agreement”), by and between GXII and Continental Stock Transfer & Trust Company (“CST”), as warrant agent, and each share purchase warrant of GXII thereunder (the “GXII Warrants”) that was issued and outstanding immediately prior to the Closing Date was converted into one Common Share purchase warrant (the “NioCorp Assumed Warrants”) pursuant to the GXII Warrant Agreement, as amended by an assignment, assumption and amendment agreement, dated the Closing Date (the GXII Warrant Agreement, as so amended, the “NioCorp Assumed Warrant Agreement”), among NioCorp, GXII, CST, as existing warrant agent, and Computershare Inc. and its affiliate Computershare Trust Company, N.A., together as successor warrant agent. In connection with the Closing, NioCorp issued (a) 9,999,959 public NioCorp Assumed Warrants (the “Public Warrants”) in respect of the GXII Warrants that were publicly traded prior to the Closing and (b) 5,666,667 NioCorp Assumed Warrants (the “Private Warrants”) to the Sponsor in respect of an equal number of GXII Warrants that it held prior to the Closing, which Private Warrants were subsequently distributed by the Sponsor to its members, including Messrs. Maselli and Kehler, in connection with the Closing for no additional consideration. The Sponsor acquired the GXII Warrants in respect of which the Private Warrants were issued in a private placement that occurred simultaneously with the closing of the initial public offering of GXII at a purchase price of $1.50 per GXII Warrant.

Both the Public Warrants and the Private Warrants are subject to the terms of the NioCorp Assumed Warrant Agreement and are identical, with certain exceptions applicable to the Private Warrants for so long as such Private Warrants are held by the Sponsor, its members, or their respective affiliates and other permitted transferees. In accordance with the NioCorp Assumed Warrant Agreement, any Private Warrants issued to the Sponsor that are not held by the Sponsor, its members, or their respective affiliates and other permitted transferees, are treated as Public Warrants.

Pursuant to the Business Combination Agreement, at the Closing, NioCorp, ECRC, the Sponsor, the pre-Closing directors and officers of NioCorp and the other parties thereto, including Messrs. Maselli and Kehler (collectively, the “RRA Shareholders”), entered into the Amended and Restated Registration Rights Agreement, dated March 17, 2023 (the “Registration Rights and Lockup Agreement”), pursuant to which, among other things, NioCorp became obligated to file a shelf registration statement to register the resale of (i) outstanding Common Shares, (ii) Common Shares exchangeable for the shares of Class B common stock of ECRC, (iii) Private Warrants and (iv) Common Shares issuable upon exercise of the NioCorp Assumed Warrants, in each case, held by the RRA Shareholders immediately after the Closing. The Registration Rights and Lockup Agreement also provides the RRA Shareholders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions, and provides for certain “lock-up” restrictions on transfer by the RRA Shareholders of such securities held by them after the Closing.

The shares of Class B common stock of ECRC and Private Warrants beneficially owned by Messrs. Maselli and Kehler, as disclosed under “Principal Shareholders” above, have an aggregate market value of approximately $2.7 million and $0.2 million, respectively, based on the closing price of the Common Shares of $1.85 and the closing price of the Public Warrants of $0.1125 on Nasdaq on January 27, 2025, the record date for the Meeting.

Effective immediately upon the Closing, the Board increased the size of the Board to nine members and appointed each of Messrs. Maselli and Kehler to the Board. Messrs. Maselli and Kehler served on the board of directors of GXII prior to the Closing. Pursuant to the Business Combination Agreement, the Company was required to cause two directors identified by GXII to become directors of the Company as of Closing, and the Board appointed Messrs. Maselli and Kehler to the Board pursuant to such requirement.

December 2023 Private Placement

On December 22, 2023, the Company closed a non-brokered private placement (the “December 2023 Private Placement”) and issued an aggregate of 413,432 units of the Company (the “December 2023 Units”). Each December 2023 Unit consisted of one Common Share and one Warrant (the “December 2023 Warrants”). Each December 2023 Warrant is exercisable for one Common Share at a price of $3.54 until December 22, 2025. Certain of the Company’s officers and directors, including Messrs. Kehler, Smith and Shah, subscribed to purchase an aggregate of 138,845 December 2023 Units in the December 2023 Private Placement. Each officer and director of the Company who subscribed to purchase December 2023 Units in the December 2023 Private Placement paid a purchase price of $3.205 per unit (the “December 2023 Insider Unit Price”) upon the closing of the December 2023 Private Placement. The December 2023 Insider Unit Price included $0.125 per December 2023 Warrant underlying each December 2023 Unit purchased by officers and directors of the Company. Messrs. Kehler, Smith and Shah purchased 78,003 December 2023 Units, 46,801 December 2023 Units, and 9,361 December 2023 Units, respectively, for aggregate purchase prices of $249,999.62, $149,997.21, and $30,002.01, respectively. The remaining investors in the December 2023 Private Placement, who are not affiliated with the Company but with whom the Company had a pre-existing relationship, subscribed to purchase an aggregate of 274,587 December 2023 Units at a purchase price per December 2023 Unit of $3.08, which is equal to the consolidated closing bid price for the Common Shares as reported by Nasdaq on December 13, 2023. Gross proceeds to the Company from the December 2023 Private Placement were approximately $1.29 million.

November 2024 Private Placement

On November 13, 2024, the Company closed a non-brokered private placement (the “November 2024 Private Placement”) and issued an aggregate of 2,199,602 units of the Company (the “November 2024 Units”). Each November 2024 Unit consists of one Common Share, one Warrant (collectively, the “Series A Private Warrants”) to purchase one Common Share and one-half of one Warrant to purchase one-half of one Common Share (the “Series B Private Warrants” and, together with the Series A Private Warrants, the “November 2024 Private Warrants”). Each Series A Private Warrant is exercisable into one Common Share (a “Series A Warrant Share”) at an exercise price of $1.75 per Series A Warrant Share at any time on or after the date of issuance until November 13, 2026. Each Series B Private Warrant is exercisable into one Common Share (a “Series B Warrant Share”) at an exercise price of $2.07 per Series B Warrant Share at any time beginning six months and one day from the date of issuance until November 13, 2029. Messrs. Kehler and Smith subscribed to purchase an aggregate of 239,999 November 2024 Units in the November 2024 Private Placement and paid a purchase price of $1.7675 per November 2024 Unit (the “November 2024 Insider Unit Price”) upon the closing of the November 2024 Private Placement. The November 2024 Insider Unit Price included US$0.125 per November 2024 Private Warrant underlying each November 2024 Unit purchased by directors of the Company. Messrs. Kehler and Smith purchased 56,577 November 2024 Units and 183,422 November 2024 Units, respectively, for aggregate purchase prices of approximately $100,000 and $324,198, respectively. The remaining investors in the November 2024 Private Placement, who are not affiliated with the Company but with whom the Company had a pre-existing relationship, subscribed to purchase an aggregate of 1,959,603 November 2024 Units at a purchase price per November 2024 Unit of $1.57. Gross proceeds to the Company from the November 2024 Private Placement were approximately $3.5 million.

Review, Approval or Ratification of Related Person Transactions

Other than as described below, the Company does not currently have in place any specific policy or procedure in respect of the review, approval or ratification of any transaction required to be reported under Item 404(a) of Regulation S-K. Sections 147-153 of the BCBCA set out rules and procedures applicable to all British Columbia corporations, pursuant to which a director presented with a resolution in respect of any matter (including an equity issuance) in respect of which he/she has an interest must disclose that interest in writing to the corporation’s board of directors prior to the approval of such matter. This procedure ensures that each equity issuance to a director or officer of the Company is approved by all directors of the Company not involved in such sale. All loan transactions from directors and officers are typically subject to review and approval by the Board prior to acceptance and are documented in the meeting minutes or resolutions related to same. Under its charter, the Audit Committee is responsible for reviewing and approving any related party transaction in advance of such transaction, unless the Chief Financial Officer or General Counsel determines that it is not practicable to wait until the next Audit Committee meeting, in which case the related party transaction will be submitted to the Chair of the Audit Committee, who will have delegated authority to act between Audit Committee meetings.

SHAREHOLDER PROPOSALS

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of the Company is calculated in accordance with Rule 14a-8(e) of Regulation 14A under the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at the Company’s principal executive offices not less than 120 calendar days before the anniversary date of the Company’s management information and proxy circular released to the Company’s shareholders in connection with the previous year’s annual general meeting. However, if the Company did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of the Company will be October 6, 2025.

The deadline for submitting shareholder proposals, other than director nominations, for the next annual general meeting of shareholders of the Company, but not for inclusion in the management information and proxy circular, is December 20, 2025. If a shareholder proposal, other than a director nomination, is not submitted to the Company by December 20, 2025, the Company may still grant discretionary proxy authority to vote on such shareholder proposal in accordance with Rule 14a-4(c)(1) of Regulation 14A under the Exchange Act.

Pursuant to Section 188(1)(c) of the BCBCA, the Company is required to include shareholder nominees for director in the management information and proxy circular for an annual general meeting of shareholders if the shareholder director nomination is received by the Company at its principal executive offices no later than the close of business on the date that is at least three months prior to the anniversary date of the Company's last annual general meeting of shareholders, which deadline will not change, even if the date of the annual general meeting changes by more than 30 calendar days from the anniversary date of the Company's last annual general meeting of shareholders. Therefore, the deadline for shareholder director nominations for inclusion in the management information and proxy circular for the Company's next annual general meeting of shareholders is December 19, 2025.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the BCBCA; and (ii) certain requirements relating to the nomination of directors contained in the Articles of the Company. A shareholder wishing to make a proposal for consideration at an annual general meeting of the Company or wishing to nominate a person to act as a director of the Company should ensure they follow the applicable procedures set forth in Section 188 of the BCBCA and the Articles of the Company.

Under the Company’s advance notice policy, adopted by the shareholders of the Company on December 15, 2014, nominations of persons for election to the Board at any annual general meeting of the shareholders must be received by the Corporate Secretary of the Company not less than 30 days or more than 65 days prior to the date of such meeting; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of such meeting was made (the “Meeting Notice Date”), such shareholder’s notice must be so received not later than the close of business on the 10th day following the Meeting Notice Date.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the next annual general meeting of shareholders other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary of the Meeting, which date is January 19, 2026. If the date of the next annual general meeting of shareholders is changed by more than 30 calendar days from the first anniversary of the Meeting, then any such notice must be provided by the later of 60 calendar days prior to the date of the next annual general meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the next annual general meeting of shareholders is first made.

DISSENTERS’ RIGHTS OF APPRAISAL

No action is proposed herein for which the laws of British Columbia or the Articles of the Company provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

The regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit the Company and brokerage firms to send one Notice of Internet Availability of Meeting Materials to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate Notice of Internet Availability of Meeting Materials or other materials for the Meeting or future annual meetings, the shareholder may receive copies by contacting the Corporate Secretary at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, or by calling (855) 264-6267. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting the Company in the same manner. Persons holding shares through a broker can request a single copy by contacting the broker.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at www.sec.gov.

Additional information about the Company is located on SEDAR+ at www.sedarplus.com. Financial information is provided in the Company’s comparative financial statements and Management’s Discussion and Analysis for its most recently completed financial year ended June 30, 2024. At the written request of any registered shareholder who owns shares on the record date, the Company will provide to such shareholder, without charge, a paper copy of the Meeting Materials, including the Company’s Annual Report to Shareholders. If requested, the Company will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Annual Report, the financial statements and Management’s Discussion and Analysis should be made by writing to the Chief Financial Officer and Corporate Secretary, Neal Shah, at the following address:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

OTHER MATERIAL FACTS

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

DATED at Centennial, Colorado, on the 3rd day of February, 2025.

BY ORDER OF THE BOARD

NIOCORP DEVELOPMENTS LTD.

/s/ Mark A. Smith

Mark A. Smith

President, Chief Executive Officer, Executive Chairman and Director

SCHEDULE A

Form of proxy

NioCorp
Critical Mineral Security

Computershare
8th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

000001

Mr A Sample
Designation (if any)
Add1
Add2
add3
add4
add5
add6

Security Class
COMMON

Holder Account Number

C1234567890 XXX

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Form of Proxy - Annual General Meeting to be held on March 20, 2025

This Form of Proxy is solicited by and on behalf of Management or the Board, as applicable.

Notes to proxy

1. **Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Proxyholders whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.
3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was received by Management.
5. **The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Proxyholders listed on the reverse, this proxy will be voted as recommended by Management or the Board, as applicable.**
6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against or abstained from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information and Proxy Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.
8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 am, Mountain Daylight Time, on March 18, 2025.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone

- Call the number listed BELOW from a touch tone telephone.

1-866-732-VOTE (8683) Toll Free

To Vote Using the Internet

- Go to the following web site: www.investorvote.com
- **Smartphone?** Scan the QR code to vote now.

To Receive Documents Electronically

- You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Proxyholders named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER 123456789012345

021RZA

CPUQC01.E.INT/000001/i1234

MR SAM SAMPLE

C1234567890

XXX 123

Appointment of Proxyholder

I/We being holder(s) of securities of NioCorp Developments Ltd. (the "Company") hereby appoint: Mark A. Smith, President, Chief Executive Officer, and Executive Chairman of the Company, or failing this person, Neal S. Shah, Chief Financial Officer, and Corporate Secretary of the Company (the "Management Proxyholders")

OR

Print the name of the person you are appointing if this person is someone other than the Management Proxyholders listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Annual General Meeting of Shareholders of the Company to be held at 7000 S Yosemite St, Lower Level Conference Room, Centennial, CO 80112, on Thursday, March 20, 2025 at 10:00 am, MDT and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

	For	Withhold
01. Mark A. Smith	☐	☐
02. Michael J. Morris	☐	☐
03. David C. Beling	☐	☐
04. Nilsa Guerrero-Mahon	☐	☐
05. Peter Oliver	☐	☐
06. Michael G. Maselli	☐	☐
07. Dean C. Kehler	☐	☐

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2. Appointment of Auditors

For ☐ Withhold ☐

Appointment of Deloitte & Touche LLP as Auditors of the Company for the ensuing year and authorizing the Directors to fix their remuneration.

3. Advisory Vote to Approve Named Executive Compensation

For ☐ Against ☐ Abstain ☐

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Signature of Proxyholder

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, and this proxy appoints the Management Proxyholders, this proxy will be voted as recommended by Management or the Board, as applicable.**

Signature(s)

Date

MM / DD / YY

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Annual Financial Statements – Mark this box if you would like to receive the Annual Financial Statements and accompanying Management's Discussion and Analysis by mail. ☐

Information Circular – Mark this box if you would like to receive the Management Information and Proxy Circular by mail for the next securityholders' meeting. ☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

BTDQ 376354 XXXX AR1 999999999999

021S0B